                                                                 Exhibit 10.27.4

         AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

                           dated as of June 27, 2005


                                     among


                              EMERSON RADIO CORP.,
                EMERSON RADIO MACAO COMMERCIAL OFFSHORE LIMITED,
                             MAJEXCO IMPORTS, INC.,
                       EMERSON RADIO (HONG KONG) LIMITED,
                     And EMERSON RADIO INTERNATIONAL LTD.,
                                as the Borrower


                         PNC BANK, NATIONAL ASSOCIATION
                      AND THE OTHER LENDERS PARTY HERETO,
                                   as Lenders


                                      and


                    PNC BANK, NATIONAL ASSOCIATION, as Agent

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----


ARTICLE 1  DEFINITIONS.......................................................2
      Section 1.1   Defined Terms............................................2
      Section 1.2   Other Definitional Provisions...........................21

ARTICLE 2  AMOUNT AND TERMS OF COMMITMENTS..................................21
      Section 2.1   Revolving Credit Commitments............................21
      Section 2.2   Revolving Credit Note...................................22
      Section 2.3   Procedure for Revolving Credit Borrowings...............22
      Section 2.4   Commitment and Other Fees...............................24
      Section 2.5   Termination/Reduction of Commitments....................24
      Section 2.6   Term Loans..............................................31
      Section 2.7   Term Notes..............................................31
      Section 2.8   Procedure for Term Loan Borrowing.......................31
      Section 2.9   Prepayments.............................................32
      Section 2.10  Conversion and Continuation Options.....................33
      Section 2.11  Minimum Amounts of Tranches/Number of Tranches..........34
      Section 2.12  Interest Rates and Payment Dates........................34
      Section 2.13  Inability to Determine Interest Rate....................35
      Section 2.14  Payments/Funding........................................36
      Section 2.15  Change in Legality......................................37
      Section 2.16  Increased Costs.........................................37
      Section 2.17  Indemnity...............................................40
      Section 2.18  Intentionally omitted...................................41
      Section 2.19  Purpose of Loans........................................41

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES..................................41
      Section 3.1   Financial Condition.....................................41
      Section 3.2   No Material Adverse Change..............................42
      Section 3.3   Corporate Existence; Compliance with Law................42
      Section 3.4   Corporate Power; Authorization;
                      Enforceable Obligations...............................42
      Section 3.5   No Legal Bar............................................43
      Section 3.6   No Material Litigation..................................43
      Section 3.7   No Default..............................................43
      Section 3.8   Ownership of Property; Liens............................43
      Section 3.9   Intellectual Property...................................43
      Section 3.10  No Burdensome Restrictions..............................44
      Section 3.11  Taxes...................................................44
      Section 3.12  Federal Regulations.....................................44
      Section 3.13  Investment Company Act; Public Utility
                      Holding Company Act; Other Regulations................44
      Section 3.14  Subsidiaries............................................44

      Section 3.15  Employee Grievances.....................................45
      Section 3.16  ERISA...................................................45
      Section 3.17  ER Intercompany Payable.................................46

ARTICLE 4.  CONDITIONS PRECEDENT............................................49
      Section 4.1   Conditions to Effective Date............................49
      Section 4.2   Conditions to Each Loan.................................51

ARTICLE 5.  AFFIRMATIVE COVENANTS...........................................52
      Section 5.1   Financial Statements, Budgets and Forecasts.............52
      Section 5.2   Certificates; Other Information.........................53
      Section 5.3   Payment of Obligations..................................54
      Section 5.4   Conduct of Business and Maintenance of Existence........54
      Section 5.5   Maintenance of Property; Insurance......................54
      Section 5.6   Inspection of Property; Books and
                      Records; Discussions..................................55
      Section 5.7   Notices.................................................56
      Section 5.8   ERISA Compliance........................................56
      Section 5.9   Taxes and Claims........................................57
      Section 5.10  Environmental Matters...................................57
      Section 5.11  Shipping Documents......................................57
      Section 5.12  Significant Subsidiary..................................58
      Section 5.13  Waivers and Consents....................................58
      Section 5.14  Hedging Agreement.......................................59
      Section 5.15  Lockbox Account.........................................58

ARTICLE 6.  NEGATIVE COVENANTS..............................................58
      Section 6.1   Limitation on Indebtedness..............................58
      Section 6.2   Limitation on Liens.....................................59
      Section 6.3   Limitation on Contingent Obligations....................60
      Section 6.4   Limitations on Fundamental Changes......................60
      Section 6.5   Limitation on Sale of Assets............................61
      Section 6.6   Limitation on Investments, Loans and Advances...........61
      Section 6.7   Limitation on Optional Payments and
                      Modifications of Debt Instruments.....................62
      Section 6.8   Transactions with Affiliates............................63
      Section 6.9   Fiscal Year.............................................63
      Section 6.10  Limitation on Conduct of Business.......................63
      Section 6.11  Net Worth...............................................63
      Section 6.12  Fixed Charge Coverage Ratio.............................64
      Section 6.13  Senior Funded Debt to EBITDA............................64
      Section 6.14  Intentionally omitted...................................64
      Section 6.15  ERISA Obligations.......................................65
      Section 6.16  Restricted Payments.....................................65

ARTICLE 7.  EVENTS OF DEFAULT...............................................65
      Section 7.1   Events of Default.......................................65

ARTICLE 8.  THE AGENT.......................................................69
      Section 8.1   Actions.................................................69
      Section 8.2   Exculpation.............................................69
      Section 8.3   Successor...............................................70
      Section 8.4   Credit Decisions........................................70
      Section 8.5   Notices, etc. from Agent................................71
      Section 8.6   Security Documents......................................71

ARTICLE 9.  PURCHASING LENDER...............................................71
      Section 9.1   Purchasing Lender.......................................71
      Section 9.2   Disclosure of Information...............................72
      Section 9.3   Pledges to Federal Reserve Bank.........................73

ARTICLE 10.  MISCELLANEOUS..................................................73
      Section 10.1   Amendments and Waivers.................................73
      Section 10.2   Notices................................................75
      Section 10.3   No Waiver; Cumulative Remedies.........................76
      Section 10.4   Survival of Representations and Warranties.............76
      Section 10.5   Payment of Expenses and Taxes..........................76
      Section 10.6   Successors and Assigns.................................77
      Section 10.7   Set-off/Sharing........................................77
      Section 10.8   Foreign Subsidiaries...................................78
      Section 10.9   Judgment Currency/Withholding Tax......................79
      Section 10.10  Counterparts...........................................79
      Section 10.11  Severability...........................................79
      Section 10.12  Integration............................................80
      Section 10.13  Governing Law..........................................80
      Section 10.14  Submission To Jurisdiction; Waivers....................80
      Section 10.15  Acknowledgments........................................80
      Section 10.16  Waivers of Jury Trial..................................81
      Section 10.17  SSG.81


EXHIBITS

Exhibit A                  Revolving Credit Note
Exhibit A-1                Swing Loan Note
Exhibit B                  Term Note
Exhibit C                  Borrowing Base Certificate
Exhibit D                  Omitted
Exhibit E                  Assumption Agreement
Exhibit F                  Omitted
Exhibit G                  Omitted
Exhibit H                  Stock Pledge Agreement
Exhibit I                  Intellectual Property Security Agreement
Exhibit J                  Omitted

Exhibit K                  Landlord/Warehouse Waiver
Exhibit L                  Omitted
Exhibit M                  Borrowing Request



SCHEDULES
---------

Pricing Schedule
Schedule I                 Commitments
Schedule II                Consents (ss. 3.4(b))
Schedule III               Litigation (ss. 3.6)
Schedule IV                Subsidiaries (ss. 3.14)
Schedule V                 Employee Grievances (ss. 3.15)
Schedule VI                ERISA Plans (ss. 3.16)
Schedule VII               Liens (ss. 6.2(g))
Schedule VIII              Existing Permitted Investments
Schedule IX                Omitted
Schedule X                 Affiliated Agreements (ss.6.8)
Schedule XI                Notice Addresses
Schedule VI (a)            Insurance (ss.3.18)
Schedule VI (b)            Material Contracts (ss.3.17)
Schedule VI (c)            Environmental Matters (ss.3.21)
Schedule 4.1 (n)           Closing Checklist

          AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT


                  AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of June 27, 2005 among EMERSON RADIO CORP. ("ERC US"), a Delaware corporation, EMERSON RADIO MACAO COMMERCIAL OFFSHORE LIMITED, a Macao corporation ("ER MACAO"), MAJEXCO IMPORTS, INC. ("MI"), a California corporation, EMERSON RADIO (HONG KONG) LIMITED ("ER HONG KONG") a Hong Kong corporation, and EMERSON RADIO INTERNATIONAL LTD. ("ER BVI"), a British Virgin Islands company, jointly and severally as co-borrowers and co-obligors, except as expressly set forth herein in Section 10.8 hereof, (collectively, the "Borrower"), PNC BANK, NATIONAL ASSOCIATION (in its capacity as lender, "PNC") and each other lender signatory hereto or which becomes a Lender pursuant to
Section 9.1 (each a "Lender" and, collectively, the "Lenders") and PNC BANK, NATIONAL ASSOCIATION as agent for the Lenders (in such capacity, the "Agent").


                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Agent and the Lenders are parties to the Revolving Credit and Term Loan Agreement, dated June 28, 2002, pursuant to which the Lenders extended certain credit facilities to the Borrower (the "Original Credit Agreement");


                  WHEREAS, the Borrower has requested that the Lenders amend and restate the terms and conditions of the Original Credit Agreement and extend certain additional credit facilities to the Borrower; and


                  WHEREAS, the Lenders have agreed, upon the terms and conditions set forth herein, to amend and restate the Original Credit Agreement and to extend such additional credit facilities to the Borrower.


                  NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Lenders, the Agent and the Borrower hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

                  Section 1.1. Defined Terms.

                  As used in this Agreement, the following terms shall have the following meanings:

                  "A Stock" when used in reference to inventory, new product (manufactured of new material and parts and not repaired, remanufactured or rebuilt), which has not been subjected to use after original manufacture (but excluding in any event seconds, opened returns and inventory held for resale).

                  "Adjusted EBITDA" Consolidated EBITDA for ERC US and its Subsidiaries other than SSG and the Foreign Subsidiaries.

                  "Affiliate" as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Agent" (a) PNC Bank, National Association; or (b) such other bank or financial institution as shall have been subsequently appointed as successor Agent pursuant to Section 8.3 of this Agreement.

                  "Agreement" this Amended and Restated Revolving Credit and Term Loan Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Anti-Terrorism Laws" shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

                  "Applicable Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule. The Agent shall set the Applicable Fee Rate based on Level II Pricing on the Pricing Schedule until receipt by the Agent of the financial statements of Borrower for the fiscal quarter ending September 30, 2005 and thereafter the Agent shall set the Applicable Fee Rate for each fiscal quarter based upon the financial statements of Borrower for the immediately preceding fiscal quarter delivered pursuant to Section 5.1. The Applicable Fee Rate as so determined shall apply effective as of the date the relevant financial statements are received by the Agent. If the Borrower shall fail to deliver financial statements as required by Section 5.1, the Applicable Fee Rate shall be set as determined by Level IV Pricing on the Pricing Schedule for each fiscal quarter for which such financials are not delivered to the Agent for the period from the beginning of such fiscal quarter to the date such financial statements are delivered and from such date to the end of such fiscal quarter the Applicable Fee Rate shall be set by Agent based upon such financial statements.

                  "Applicable Margin" means a rate per annum determined in accordance with the Pricing Schedule. The Agent shall set the Applicable Margin based on Level II Pricing on the Pricing Schedule until receipt by the Agent of the financial statements of Borrower for the fiscal quarter ending September 30, 2005 and thereafter the Agent shall set the Applicable Margin for each fiscal quarter based upon the financial statements of Borrower for the immediately preceding fiscal quarter delivered pursuant to Section 5.1. The Applicable Margin as so determined shall apply effective as of the date the relevant financial statements are received by the Agent. If the Borrower shall fail to deliver financial statements as required by Section 5.1, the Applicable Margin shall be set as determined by Level IV Pricing on the Pricing Schedule for each fiscal quarter for which such financials are not delivered to the Agent for the period from the beginning of such fiscal quarter to the date such financial statements are delivered and from such date to the end of such fiscal quarter the Applicable Margin shall be set by Agent based upon such financial statements.

                  "Assignment and Acceptance" as defined in Section 9.1.

                  "Assumption Agreement" an agreement substantially in the form of Exhibit E hereto (with such changes therein as are reasonably acceptable to the Agent) to be delivered to the Agent pursuant to Section 5.12.

                  "Available Commitment" at any time with respect to Revolving Credit Loans for each Lender, an amount equal to (i) the amount of such Lender's Commitment at such time to make Revolving Credit Loans minus (ii) the sum of the aggregate principal amount of all then outstanding Revolving Credit Loans and Letters of Credit Outstanding made by such Lender.

                  "Base Rate" on any date the higher of (i) the Prime Rate then in effect and (ii) the Federal Funds Open Rate then in effect plus 1/2%.

                  "Base Rate Loans" Loans whose interest rate is based on the Base Rate.

                  "Blocked Person" the meaning assigned to such term in Section 3.22.

                  "Board" the Board of Governors of the Federal Reserve System of the United States.

                  "Borrowing Base" means an amount equal to (A) the sum of (x) 80% of the value of Eligible Receivables of ERC US for the most recently ended Calculation Period (excluding therefrom in all cases the Special Receivables) plus (y) 65% of the value of the Special Receivables of ERC US for the most recently ended Calculation Period plus (z) the lesser of (i) 55% (or such greater percentage as the Required Lenders may approve with respect to any Calculation Period) of the aggregate value of unsold Eligible Inventory of ERC US and MI for the most recently ended Calculation Period, (ii) 85% (or such greater percentage as the Required Lenders may approve with respect to any Calculation Period) of the Net Recovery Value and (iii) $21,000,000, during the period from and including January 1 to and including March 31 in each calendar year and $25,000,000, during the period from and including April 1 to and including December 31 in each calendar year, less (B) (x) the Rental Reserve until the Agent shall have received landlord/warehousemen waivers as required by
Section 5.13 in form and substance satisfactory to the Agent from all Persons providing warehouse and leasehold premises to ERC US, (y) the amount of the California unitary tax assessed against ERC US (and all penalties, interest and other amounts payable with respect thereto) in the event a Lien is filed with respect to such tax by any Governmental Authority so long as such tax is not paid (provided if ERC US enters into an agreement with the relevant Governmental Authority assessing such tax in form and substance satisfactory to the Required Lenders with respect to a schedule for payment of such assessed tax (and any penalties, interest or other amounts payable with respect thereto), the amount reserved with respect to such assessed tax shall be limited to all payments under such agreement due prior to the second anniversary of any date of determination so long as ERC US is not in breach of such agreement and no proceedings have been initiated to enforce or foreclose upon the Lien with respect thereto), (z) at any time during the period from and including January 1st to and including March 31st in each year, an amount equal to 10% of the net accounts receivable reflected on the then most recent Borrowing Base Certificate delivered with respect to such period, and (aa) such additional reserves as Agent shall deem appropriate in its reasonable business judgment in the event the inventory of any Person constituting the Borrower is underinsured (in Agent's reasonable business judgment) by the insurance in force pursuant to
Section 5.5. If the Required Lenders shall have approved a change in any percentage used in determining the Borrowing Base for any Calculation Period, they shall have no further or future obligation to do so with respect to any other Calculation Period.


                  "Borrowing Base Certificate" a certificate in the form of Exhibit C hereto to be delivered by the ERC US for each Calculation Period.

                  "Borrowing Date" any Business Day specified in a notice pursuant to Section 2.3 as a date on which a Borrower requests the Lenders to make Loans.

                  "Business Day" a day other than Saturday, Sunday or other day on which commercial banks in Pittsburgh, Pennsylvania are authorized or required by law to be closed and, in the case of Eurodollar Loans, a day which is also a Working Day.

                  "CAPEX" for any period, the cost attributed in accordance with GAAP consistent with those applied in preparation of the financial statements referred to in Section 5.1 hereof to acquisitions during such period by ERC US and/or its consolidated Subsidiaries (other than SSG) of any asset, tangible or intangible, or replacements or substitutes therefor or additions thereto which are treated as a non current asset on such financial statements, including, without limitation, the acquisition or construction of assets having a useful life of more than one year.

                  "Calculation Period" In the case of the initial Loan, the Calculation Period shall be as of June 24, 2005 and then as of the end of each successive calendar month until the first date, if any, Undrawn Availability falls below $2,500,000, on which date the Calculation Period shall, until the Undrawn Availability equals or exceeds $2,500,000 for a thirty- (30) day period, be each successive seven day period beginning on a Saturday and ending on the following Friday.

                  "Capital Lease Obligations" of any Person for any period, the obligations of such Person to pay rent and other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, for such period, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

                  "Capital Stock" any and all shares, interests, participations or other equivalents (however designated) of shares of capital or capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert (other than any individuals who are members of ERC US's senior management on the Effective Date or any entity, if and so long as, the majority of equity and voting interests in which is owned by one or more of such individuals), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of greater than 30% (or such greater percentage as the Required Lenders may agree to in writing) of the outstanding shares of voting stock of ERC US.

                  "Closing Date" the date on which the Lenders make the initial Loans.

                  "Code" the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" for each Lender at any time from and including the Effective Date to but excluding the Maturity Date the lesser of (i) the amount set forth opposite such Lender's name in Schedule I under the heading "Commitment" as such amount may be adjusted pursuant to Sections 2.5 or 9.1 and
(ii) the product of such Lender's Percentage and the Borrowing Base for the then immediately preceding Calculation Period.

                  "Consolidated EBITDA" means, for any fiscal period, (a) Consolidated Net Income (Loss) for such period plus, (b) the sum of (i) other non-cash charges in accordance with GAAP (including expenses related to stock options pursuant to FAS 123R), (ii) Consolidated Interest Expense, (iii) depreciation, (iv) amortization of intangible assets and (v) federal, state, local and foreign income taxes; all computed and calculated in accordance with GAAP.

                  "Consolidated Intangibles" at a particular date, all assets of ERC US and its consolidated Subsidiaries (excluding SSG), that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, unamortized organization and reorganization expense and goodwill.

                  "Consolidated Interest Expense" for any period, the total interest expense paid for such period (including, without limitation, that attributable to Capital Lease Obligations in accordance with GAAP) of ERC US and its consolidated Subsidiaries (excluding SSG) with respect to all outstanding Indebtedness of ERC US and its consolidated Subsidiaries (excluding SSG).

                  "Consolidated Net Income" for any period, the consolidated net income (or net loss) of ERC US and its consolidated Subsidiaries (excluding SSG) for such period, determined in accordance with GAAP.

                  "Consolidated Net Worth" at a particular date, the sum of all amounts which would be included under shareholders' equity on a consolidated balance sheet of ERC US and its consolidated Subsidiaries (excluding SSG) determined in accordance with GAAP as at such date.

                  "Consolidated Tangible Net Worth" as used in Section 7.1(h) at a particular date, (a) the sum of all amounts which would be included under shareholders' equity on a consolidated balance sheet of ERC US and its consolidated Subsidiaries (excluding SSG) determined in accordance with GAAP as at such date minus (b) Consolidated Intangibles as at such date.

                  "Contamination" shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Safety Laws requires notification or reporting to an official body, or which pursuant to Environmental Safety Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Safety Laws.

                  "Contingent Obligation" as to any Person any guarantee of payment, collection or performance by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keepwell agreements and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations of such other Person; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or indemnities entered into in the ordinary course of business in connection with the sale of inventory or licensing of intellectual property or other proprietary information. The amount of any Contingent Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such contingently liable Person's maximum reasonably anticipated liability in respect thereof as determined by the contingently liable Person in good faith.

                  "Contractual Obligation" as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Controlled Group" as set forth in Section 1563(a) of the Code.

                  "Default" any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Director Share" one ordinary share of the Capital Stock of ER Hong Kong held by Paul Gullett, an individual, or a replacement reasonably acceptable to Agent.

                  "Dollar" and "$" lawful currency of the United States of America.

                  "Effective Date" as set forth in Section 4.1.

                  "Eligible Inventory" all A Stock goods of ERC US and MI excluding work in progress, any inventory purchased from a Person not constituting the Borrower in which ERC US or MI does not have title, which is subject to a Lien (other than in favor of the Agent and the Lender), which has not been shipped to, or at the direction of, ERC US or MI, in which the Agent does not have a first priority perfected security interest, with respect to which any representations or warranties contained in the Loan Documents are untrue or as to which any Person constituting the Borrower has breached its covenants in the Loan Documents, and excluding any inventory in any warehouse or other facility for which Agent does not have a Waiver and Consent in form and substance satisfactory to it, and any other inventory which the Agent deems to be otherwise unacceptable in its reasonable judgment (including, without limitation, by reason of its being unacceptable due to age, type, category or quantity).

                  "Eligible Receivables" all accounts receivable of ERC US other than accounts receivable (i) which have remained unpaid for more than 90 days after the date of their creation; (ii) which are owed by any Person where 50% or more of the receivables owed by such Person would be excluded by reason of clause (i) of this definition (the "50% Rule"); (iii) which are owed by any Person constituting the Borrower or any Affiliate of any Person constituting the Borrower; (iv) which are payable by any Person not incorporated in a jurisdiction which is part of the United States of America, Canada or any state or province thereof; (v) as to which the goods which gave rise to the receivable have been or are being returned or as to which a credit has been claimed but only to the extent of such return or claimed credit; (vi) as to which (collectively, "Contras") the account party has (or claimed the right to) set off against or has netted out (or claimed the right to net out) charge backs or other amounts due such account party by any Person constituting the Borrower but only to the extent of such Contra; (vii) as to which there are accrued and unpaid late charges, to the extent of such late charges (provided, that this clause (vii) shall not derogate from the provisions of clause (i) above); (viii) which are payable by any Person which is the subject of any voluntary or involuntary bankruptcy or insolvency proceeding (state or federal), which has made a general assignment for the benefit of creditors or had a receiver, trustee or other similar official appointed with respect to all or a substantial portion of its properties or which has ceased doing business; or (ix) which the Agent deems to be otherwise unacceptable in its reasonable judgment.

                  "Environmental Complaint" shall mean any written complaint by any Person or setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an official body pursuant to any Environmental Safety Laws.

                  "Environmental Liabilities" shall mean any and all claims, demands, penalties, fines, liabilities, settlements, damages, losses, costs and expenses (including, without limitation, reasonable attorneys' and reasonable consultants' fees and disbursements, remedial investigation and feasibility study costs, clean-up costs and other response costs under the Environmental and Safety Laws, currently in existence or which may be enacted in the future, laboratory fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (i) the presence, disposal or release of any Hazardous Materials which are on, from or which affect any real property owned or leased by any Person constituting the Borrower or any part thereof, including, without limitation, soil, water, vegetation, buildings, equipment, personal property, or which affect Persons, animals or otherwise; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials or damage to wetlands whether or not relating to Hazardous Materials; (iii) any lawsuit brought or threatened, settlement reached, or government order or directive relating to such Hazardous Materials; and/or (iv) any violation of any Requirement of Law or requirements or demands of any Governmental Authority, which are based upon or in any way related to such Hazardous Materials and which are paid or incurred by the Agent or any Lender.

                  "Environmental and Safety Laws" shall mean all Requirements of Law relating to the environment and workplace safety including, without limitation, the Clean Air Act ("CAA"), the Clean Water Act ("CWA"), the Toxic Substances Control Act ("TSCA"), the Hazardous Materials Transportation Act ("HMTA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as modified by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Emergency Planning and Community Right to Know Act ("EPCRA"), the Noise Control Act ("NCA"), the Occupational Safety and Health Act ("OSHA"), the Safe Drinking Water Act and the Federal Insecticide, Fungicide and Rodenticide Act, as any such Requirements of Laws may be amended, supplemented or otherwise modified from time to time.

                  "Environmentally Sensitive Area" shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable laws, including Environmental Safety Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable laws, including Environmental Safety Laws; (iv) habitats of endangered species or threatened species as designated by applicable laws, including Environmental Safety Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

                  "ERC Intercompany Payable" the net Indebtedness owed by ERC US to the Foreign Subsidiaries, including, but not limited to, Indebtedness owed by ERC US to ER Hong Kong and ER BVI pursuant to a Letter Agreement, dated March 15, 1984, between ERC US and ER Hong Kong.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (and any sections of the Code amended by it), as the same from time to time may be amended, supplemented or modified, and all regulations promulgated thereunder.

                  "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with any Person constituting the Borrower would be deemed to be a single employer under Section 414 of the Code.

                  "Eurodollar Loans" Loans whose rate of interest is based upon the Eurodollar Rate.

                  "Eurodollar Rate" shall mean, with respect to any Tranche for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) display page 3750 (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:


         Eurodollar Rate = Average of London interbank
                           offered rates on Moneyline Telerate Markets
                           Service display page 3750 as quoted
                           by British Bankers' Association or
                           appropriate successor
                           ---------------------------------------------
                           1.00 - Euro-Rate Reserve Percentage

                  The Eurodollar Rate shall be adjusted with respect to any Tranche outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                  "Euro-Rate Reserve Percentage" shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

                  "Event of Default" as defined in Section 7.1.

                  "Executive Order No. 13224" shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

                  "Federal Funds Effective Rate" for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  "Federal Funds Open Rate" shall mean the rate per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "open" rate for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, any successor entity thereto, or any other broker selected by the Agent, as set forth on the applicable Telerate display page; provided, however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day, or if no such rate shall be quoted by a Federal funds broker at such time, such other rate as determined by the Agent in accordance with its usual procedures.

                  "Fixed Charge Coverage Ratio" means, as of the last day of any fiscal quarter of ERC US, the ratio of (i) Consolidated EBITDA less the sum of
(x) cash federal, state, local and foreign income tax expense, (y) CAPEX (excluding the cost of acquisitions of interests in other Persons) and (z) distributions (whether denominated as redemptions, dividends or otherwise and whether paid in cash or in kind) by ERC US to any holder of any of its Capital Stock for the four consecutive fiscal quarters of ERC US and its consolidated Subsidiaries ending on such date to (ii) the sum of (x) Consolidated Interest Expense, plus (y) scheduled principal payments on any Indebtedness of ERC US and its Consolidated Subsidiaries (other than SSG) for such period.

                  "Foreign Subsidiaries" shall mean each of ER Hong Kong, ER BVI, Emerson Global Limited and Emerson Radio Macao Commercial Offshore Limited.

                  "Funded Debt" at any date of determination, for ERC US and its Subsidiaries other than SSG (determined on a consolidated basis without duplication in accordance with GAAP): obligations created, issued or incurred for borrowed money (whether by loan or the issuance and sale of debt securities or otherwise), all Contingent Obligations relating to obligations created, issued or incurred for borrowed money, all Capital Lease Obligations and all reimbursement and other obligations of each such Person in respect of letters of credit, acceptances and similar obligations issued or created for the account of such Person (but excluding, in the case of the Foreign Subsidiaries, (i) reimbursement obligations under back to back letter of credit facilities so long as no issuer of any letter of credit under any such facilities to a Foreign Subsidiary as beneficiary, or for its account, has failed to honor a draw thereunder for any reason, and (ii) the Other Unsecured Foreign Obligations).

                  "GAAP" generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in Section 5.1(a). Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Required Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or the Securities and Exchange Commission (or successor thereto or any agency with similar functions),
(ii) changes in accounting principles concurred in by Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. If the Required Lenders and Borrower agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If the Required Lenders and Borrower cannot agree by the date which is 15 days prior to the required reporting date under Section 5.1 upon the required amendments to reflect any Accounting Change which has become effective, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                  "Governmental Authority" any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Hazardous Materials" shall mean, without limitation, any flammable material, explosives, radioactive materials, gasoline, petroleum products, asbestos, urea formaldehyde, polychlorinated biphenyls, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials as defined in the Environmental and Safety Laws.

                  "HK Subordination Agreement" the Subordination Agreement in the form annexed hereto in Exhibit K to be executed and delivered by ER Hong Kong, ER BVI and ERC US in favor of the Agent as the same may be amended, modified or supplemented from time to time.

                  "Inactive Subsidiary" any Subsidiary which is not a Significant Subsidiary.

                  "Indebtedness" of any Person at any date (without duplication):

                  (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),

                  (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,

                  (c) all Capital Lease Obligations of such Person,

                  (d) all reimbursement and other obligations of such Person in respect of letters of credit, acceptances and similar obligations issued or created for the account of such Person,

                  (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof,

                  (f) net liabilities of such Person under interest rate cap and or collar agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements,

                  (g) all Contingent Obligations of such Person, and

                  (h) withdrawal liabilities of such Person under a Plan.

The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is a general partner and Indebtedness of any limited liability company of which such Person is a member to the extent, if any, the organizational documents of such entity provide that members are liable for its obligations.

                  "Indemnified Liabilities" has the meaning ascribed thereto in
Section 10.5.

                  "Intellectual Property" has the meaning ascribed thereto in
Section 3.9.

                  "Intellectual Property Security Agreements" the Intellectual Property Security Agreements in the form of Exhibit I hereto, to be executed and delivered by ERC US and Scott to the Agent, as the same may be amended, supplemented or modified from time to time.

                  "Interest Payment Date" (a) as to any Base Rate Loan, the first day of each calendar month to occur while such Loan is outstanding, beginning on the first day of the first full calendar month occurring after the date of such Loan, (b) in addition, as to any Eurodollar Loan, the last day of each Interest Period with respect thereto, and (c) in addition, as to any Eurodollar Loan with an Interest Period of six months duration, on the last day of the third calendar month thereof. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Interest Period" with respect to any Eurodollar Loan:

                  (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, given with respect thereto, subject to availability; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent given not less than three Business Days prior to the last day of the then current Interest Period with respect thereto, subject to availability;

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period would end on a day other than a Business Day such Interest Period shall be extended to the next Business Day unless, in the case of a Eurodollar Loan, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (2) in the case of a Eurodollar Loan, if an Interest Period commences on the last day in a calendar month that is a Business Day, such Interest Period shall end on the last day that is a Business Day in the month that is the specified number of months after the month in which such Interest Period commenced;

                  (3) an Interest Period that otherwise would extend beyond the Maturity Date shall end on the Maturity Date; and

                  (4) Borrower shall elect Interest Periods for Eurodollar Loans so as to create, if necessary, a principal amount of Base Rate Loans on each Term Loan Payment Date sufficient to permit any prepayments required pursuant to Section 2.6(b), and 2.9(f) without requiring the prepayment of outstanding Eurodollar Loans.

                   "Letter of Credit" shall have the meaning assigned to such term in Section 2.5A1.

                  "Letter of Credit Borrowing" shall have the meaning assigned to such term in Section 2.5A3.4.

                  Letter of Credit Fee" shall have the meaning assigned to such term in Section 2.5A2.

                  "Letters of Credit Outstanding" shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and
(ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations and Letter of Credit Borrowings.

                  "Lien" any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest; or any preference, priority or other agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease Obligations having substantially the same economic effect as any of the foregoing). A precautionary filing of a financing statement by a lessor of property (other than with respect to a Capital Lease Obligation) covering only such property shall not constitute a Lien.

                  "Loan" any loan made by the Lenders pursuant to this Agreement (whether denominated as a Base Rate Loan, Eurodollar Loan, Revolving Credit Loan, Term Loan, Swing Loan or otherwise).

                  "Loan Documents" this Agreement, the Notes, the Security Documents, the HK Subordination Agreement and each other agreement or instrument executed and delivered pursuant hereto or thereto (other than any Lender Hedge Agreements).

                  "Material Adverse Effect" a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower, taken as a whole, or (b) the validity or enforceability of (i) this Agreement, any of the Notes or the other Loan Documents or (ii) the rights or remedies of the Lender hereunder or thereunder.

                  "Maturity Date" June 30, 2008.

                  "Multiemployer Plan" a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Recovery Value" at any time the net orderly liquidation value of the Eligible Inventory as set forth in the then most recent valuation report prepared for the Agent and the Lenders by Ozer Group or other independent appraiser selected by the Agent.

                  "Notes" the collective reference to the Revolving Credit Notes, Swing Loan Note and Term Notes.

                  "Obligations" all obligations (monetary or otherwise) of each Person constituting the Borrower to the Lenders and/or the Agent arising under or in connection with this Agreement (including, without limitation, the net amount owed to any Lender pursuant to any Lender Hedge Agreement), the Notes and the other Loan Documents. The nominal amount with respect to which any Lender Hedge Agreements are entered into shall not constitute Obligations for any purpose.

                  "Original Credit Agreement" the meaning given to such term in the recitals hereto.

                  "Other Unsecured Foreign Obligations" an amount equal to (a) the reimbursement obligations and obligations in respect of trust receipts, advances and other loans and extensions of credit to the Foreign Subsidiaries under all credit facilities opened by financial institutions other than the Lenders minus (b) any cash collateral held by such other financial institutions securing such obligations.

                  "Payment Office" as specified in Section 2.14(a).

                  "PBGC" the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any entity succeeding to any or all of its functions under ERISA.

                  "Percentage" of any Lender means, at any time, with respect to Revolving Credit Loans, the percentage set forth opposite such Lender's name on
Schedule I hereto under the heading "Revolving Credit Loans."

                  "Permitted Additional Share Repurchases" any purchases of Capital Stock permitted pursuant to clauses (ii) and (iii) of Section 6.6(b) hereof.

                  "Permitted Investments"

                  (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within six months from the date of acquisition thereof; (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                  (c) without limiting the provisions of subsection (d) of this definition, commercial paper maturing no more than six months from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 (or the equivalent) or higher from Standard & Poor's Corporation and P-1 (or the equivalent) or higher from Moody's Investors Service, Inc.;

                  (d) commercial paper maturing no more than six months from the date of acquisition thereof and issued by (i) the holding company of any Lender or (ii) the holding company of any other bank that has (A) combined capital, surplus and undivided profits (less any undivided losses) of not less than $250 million, (B) a Keefe Bank Watch Rating of C or better and (C) commercial paper having a rating of A-2 (or the equivalent) from Standard & Poor's Corporation or P-2 (or the equivalent) or higher from Moody's Investors Service, Inc.;

                  (e) domestic and Eurodollar certificates of deposit, time or demand deposits or bankers' acceptances maturing within six months from the date of acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by:

                  (1) any Lender,

                  (2) any other commercial bank organized under the laws of the United States of America, any state thereof or the District of Columbia, Hong Kong or the British Virgin Islands having combined capital, surplus and undivided profits (less any undivided losses) of not less than $500 million (or its equivalent in other currencies),

                  (3) any branch located in the United States of America of a commercial bank organized under the laws of the United Kingdom or Canada having combined capital, surplus and undivided profits (less any undivided losses) of not less than $500 million or

                  (4) any domestic commercial bank the deposits of which are guaranteed by the Federal Deposit Insurance Corporation, provided that
         (A) the full amount of the deposits of the Person making such Permitted Investment are so guaranteed and (B) the aggregate amount of all Permitted Investments under this clause (iv) does not exceed $500,000;

                  (5) fully collateralized repurchase agreements with a term of not more than 30 days for underlying securities of the type described in subsections (a) and (b) of this definition, entered into with any institution meeting the qualifications specified in clause (d) or subclauses (i) through (iii) of clause (e) of this definition; provided, in each case, that such obligations are payable in Dollars; and

                  (6) those investments listed on Schedule VIII to the extent in existence on the date hereof.

                  "Person" an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan" any employee benefit plan which is subject to ERISA and which covers the employees or former employees of any Person constituting the Borrower or an ERISA Affiliate, under which any Person constituting the Borrower or an ERISA Affiliate has any obligation or liability or under which such Person or an ERISA Affiliate has made contributions within the preceding five years. References herein to a Plan shall include any Multiemployer Plan.

                  "PNC" the meaning given to such term in the recitals hereto.

                  "Pricing Schedule" means the Schedule identified as such, attached hereto and made a part hereof.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by PNC as its prime rate. The Prime Rate is not intended to be the lowest rate of interest charged by PNC in connection with extensions of credit to debtors.

                  "Property" shall mean all real property, both owned and leased, of any Borrower or Subsidiary of a Borrower.

                  "Purchasing Lender" as defined in Section 9.1.

                  "Regulated Substances" shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Safety Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Safety Laws.

                  "Regulation U" Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Reimbursement Obligation" the meaning assigned to such term in Section 2.5A3.2.

                  "Rental Reserve" the aggregate charges to ERC US from each warehouseman and space lessor of ERC US in the United States of America from whom a Waiver and Consent satisfactory to the Agent shall not have been obtained for the next three (3) month period at any date of determination.

                  "Reportable Event" any event set forth in Section 4043(b) of ERISA or the regulations thereunder.

                  "Required Environmental Notices" shall mean all notices, reports, plans, forms or other filings which pursuant to Environmental Safety Laws, Required Environmental Permits or at the request or direction of an official body either must be submitted to an official body or which otherwise must be maintained.

                  "Required Environmental Permits" shall mean all permits, licenses, bonds, consents, programs, approvals or authorizations required under Environmental Safety Laws to own, occupy or maintain the Property or which otherwise are required for the operations and business activities of the Borrower.

                  "Required Lenders" means, if there are less than three Lenders, the Lenders holding 100% of the aggregate Commitments, if no Loans are outstanding, and, otherwise, Lenders holding 100% of outstanding Loans and, if there are three or more Lenders, the Lenders holding 51% of the aggregate Commitments, if no Loans are outstanding, and, otherwise, Lenders holding 51% of outstanding Loans.

                  "Requirement of Law" as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" in such Person's capacity as such, the chief executive officer of any Person constituting the Borrower or the president of such Person (if not the chief executive officer) and, with respect to financial matters, the chief financial officer or corporate controller of such Person constituting the Borrower; provided, in the case of ER Hong Kong, ER Macao and ER BVI, "Responsible Officer" shall mean a director of ER Hong Kong, ER Macao or ER BVI, as the case may be.

                  "Revolving Credit Loans" as defined in Section 2.1(a).

                  "Revolving Credit Note" as defined in Section 2.2.

                  "Revolving Loan Commitment" as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower as set forth on
Schedule I hereto, and "Revolving Loan Commitments" shall mean the aggregate Revolving Loan Commitments of all of the Lenders.

                  "Revolving Facility Usage" the sum of (i) aggregate amount of all Revolving Credit Loans outstanding plus (ii) the Letters of Credit Outstanding.

                  "Scott" H.H. Scott, Inc., a New Jersey corporation and wholly owned subsidiary of ERC US.

                  "Security Agreements" the Security Agreements in the form of Exhibit G hereto, to be executed and delivered by ERC US and MI to the Agent, as the same may be amended, supplemented or modified from time to time.

                  "Security Documents" the collective reference to the Security Agreements, Intellectual Property Security Agreements and the Stock Pledge Agreements.

                  "Senior Funded Debt" all Funded Debt less Subordinated Debt of ERC US and its consolidated Subsidiaries other than SSG.

                  "Significant Subsidiary" at any time a Subsidiary of ERC US (other than SSG) which meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

                  "Special Receivables" all account receivables of ERC US so designated by the Agent in its reasonable discretion due to the level of dilution with respect to payments due thereunder (as is currently the case with accounts receivable due from "Walmart" and "Target"), but are otherwise Eligible Receivables. In addition to the accounts receivables in which "Walmart" and "Target" are the account debtors, the Agent reserves the right to designate otherwise Eligible Receivables to be Special Receivables from time to time in its reasonable discretion.

                  "SSG" collectively, Sport Supply Group, Inc. a Delaware corporation and its wholly owned Subsidiaries.

                  "Standby Letter of Credit" a Letter of Credit issued to support obligations of the Borrower, contingent or otherwise, which finance the working capital and business needs of the Borrower incurred in the ordinary course of business.

                  "Stock Pledge Agreements" collectively, each Stock Pledge Agreement in the form of Exhibit H hereto, to be executed and delivered by ERC US, ER Hong Kong and Emerson Global Limited to the Agent, as the same may be amended, supplemented or modified from time to time.

                  "Subordinated Debt" means any unsecured Indebtedness of any Person constituting the Borrower (a) no part of the principal of which is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to October 1, 2005, and the payment of the principal of and interest on which and other obligations of the Borrower in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Notes and all other Obligations hereunder on terms and conditions approved in writing by the Required Lenders and (b) otherwise containing terms, covenants and conditions satisfactory in form and substance to the Required Lenders, as evidenced by their prior written approval thereof.

                  "Subsidiary" as to any Person (a "Parent") (a) any other Person in which the Parent owns or controls, directly or indirectly, more than 50% of the Capital Stock of such Person, (b) any other Person of which such percentage of Capital Stock shall at the time be owned or controlled by the Parent or one or more of its Subsidiaries as defined in clause (a) or by one or more such Subsidiaries, or (c) any other Person of which Capital Stock having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Parent.

                  "Subsidiary Borrower" means Majexco Imports, Inc., Emerson Radio Macao, ER Hong Kong or ER BVI, and each Subsidiary which executes and delivers an Assumption Agreement pursuant to Section 5.12, as the case may be, and, collectively, the "Subsidiary Borrowers."

                  "Swing Loan Commitment" shall mean PNC's commitment to make Swing Loans to the Borrower pursuant to Section 2.1A hereof in an aggregate principal amount of up to $500,000, subject in all cases to activation pursuant to said Section 2.1A.

                  "Swing Loan Note" shall mean the Swing Loan Note of the Borrower in the form of Exhibit A-1 evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  "Swing Loan Request" shall mean a request for Swing Loans made in accordance with Section 2.3A hereof.

                  "Swing Loans" shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to the Borrower pursuant to Section 2.1.A hereof.

                  "Term Loan Commitment" the commitment of each Lender to make a Term Loan as set forth on Schedule I hereto.

                  "Term Loans" as defined in Section 2.6.

                  "Term Loan Payment Date" shall mean the last Business Day of each March, June, September and December occurring prior to the Maturity Date beginning September 30, 2005.

                  "Term Notes" as defined in Section 2.7.

                  "Tranche" the collective reference to Eurodollar Loans whose Interest Periods begin on the same date and end on the same later date (whether or not such Loans originally were made on the same day).

                  "Transfer" any direct or indirect sale, conveyance, lease, transfer, option to purchase or other disposition. (including without limitation, a sale-leaseback transaction), or a series of related sales, conveyances, leases, transfers, options to purchase or other dispositions.

                  "Type" as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Borrowing Base, or (ii) the maximum Commitments of the Lenders set forth on Schedule I for Revolving Credit Loans minus (b) the then outstanding principal amount of all Revolving Credit Loans.

                  "USA Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

                  "Waiver and Consent" means a landlord/warehouse waiver substantially in the form of Exhibit L.

                  "Working Day" any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

                  Section 1.2 Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to ERC US and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE 2.
                         AMOUNT AND TERMS OF COMMITMENTS

                  Section 2.1 Revolving Credit Commitments.

                  (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time from the date hereof to but excluding the Maturity Date in an aggregate principal amount at any one time outstanding for the Borrower not to exceed the then Available Commitment of such Lender. The Borrower may borrow and prepay the Revolving Credit Loans in whole or in part, and reborrow Revolving Credit Loans, all in accordance with the terms and conditions hereof. All then outstanding Revolving Credit Loans shall be paid in full on the Maturity Date.

                  (b) The Revolving Credit Loans may from time to time be Eurodollar Loans, Base Rate Loans or a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Section 2.3 and Section 2.10, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Maturity Date.

                  Section 2.1A Swing Loan Commitment.

                  Subject to the terms and conditions of this Agreement, PNC may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the "Swing Loans") to the Borrower at any time or from time to time after the date hereof to, but not including, the Maturity Date, in an aggregate principal amount up to but not in excess of $500,000 (the "Swing Loan Commitment"), provided that the aggregate principal amount of PNC's Swing Loans and the Revolving Credit Loans of all the Lenders at any one time outstanding shall not exceed the Revolving Credit Commitments of all the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1A. Swing Loans shall be made in the form of Base Rate Loans only. The foregoing notwithstanding, the Swing loan Commitment shall not be effective and no Swing Loans shall be requested or made hereunder, unless and until said commitment is activated by written notice to PNC from the Required Lenders.

                  Section 2.2 Revolving Credit Note.

                  The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with appropriate insertions as to date and principal amount (each a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to such Lender's Revolving Loan Commitment. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of each Revolving Credit Note, and any such recordation shall constitute rebuttable presumptive evidence of the accuracy of the information so recorded. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Maturity Date and (z) provide for the payment of interest in accordance with Section 2.12.

                  2.2A Swing Loan Note.

                  The obligation of the Borrower to repay the unpaid principal amount of the Swing Loans made to it by PNC together with interest thereon shall be evidenced by a Swing Loan Note in a face amount equal to the Swing Loan Commitment.

                  Section 2.3 Procedure for Revolving Credit Borrowings.

                  (a) The Borrower may borrow under the Commitment for Revolving Credit Loans prior to the Maturity Date on any Business Day. The Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 a.m., Pittsburgh time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans and on the requested Borrowing Date in the case of Base Rate Loans), specifying (1) the amount to be borrowed, (2) the requested Borrowing Date, (3) whether the borrowing is to be of Eurodollar Loans or Base Rate Loans or a combination thereof and (4) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Loans and the length of the initial Interest Period therefor. Each Revolving Credit Loan shall be in an amount equal to (x) in the case of Base Rate Loans, $250,000 or a whole multiple of $50,000 in excess thereof (or, if less, the then Available Commitment) and
(y) in the case of Eurodollar Loans $500,000 or a whole multiple of $100,000 in excess thereof. The Agent shall promptly notify the Lenders of its receipt of any such irrevocable notice of borrowing from the Borrower.

                  (b) On or before 2:00 p.m., Pittsburgh time, on the Business Day specified in the Borrower's notice of borrowing, each Lender shall provide the Agent with funds at the Payment Office in an amount equal to such Lender's Percentage of the requested borrowing. The proceeds of each borrowing shall be made available by the Agent to the Borrower pursuant to Section 2.14(d). No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan. Neither the Agent nor any Lender shall have any liability for the failure of any Lender (other than itself) to fund a Loan.

                  (c) With respect to any Loan, unless the Agent shall have been notified in writing by any Lender prior to the date of making such Loan that such Lender does not intend to make available to the Agent such Lender's portion of the Loan to be made on such date, the Agent may (but shall not be obligated to) assume that such Lender has made such amount available to the Agent on that date and, in reliance on such assumption, the Agent may make available to the Borrower a corresponding amount. If such amount is not made available by such Lender to the Agent on the date of making such Loan, such Lender shall be obligated to pay such amount to the Agent and shall pay to the Agent on demand interest on such amount at the Federal Funds Effective Rate for the number of days from and including the date of making such Loan to the date on which such Lender's portion of the Loan becomes immediately available to the Agent. The Agent shall also be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans comprising such borrowing, upon demand, from the Borrower. A statement of the Agent submitted to any Lender with respect to any amounts owing under this Section 2.3(c) shall be conclusive and binding in the absence of demonstrable error. Nothing in this Section 2.3(c) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder.

                  2.3A Procedure for Swing Loan Borrowing.

                  Except as otherwise provided herein, the Borrower may from time to time prior to the Maturity Date request PNC to make Swing Loans by delivery to PNC not later than 10:00 a.m. Pittsburgh time on the proposed Borrowing Date a request in writing or by telephone (immediately confirmed in writing by letter, facsimile or telex) (each, a "Swing Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $250,000.

                  So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to this Section, fund such Swing Loan to the Borrower in immediately available funds at the Payment Office prior to 2:00 p.m. Pittsburgh time on the Borrowing Date.

                  Section 2.4 Commitment and Other Fees.

                  (a) The Borrower agrees to pay to the Agent for the benefit of and disbursement to the Lenders a nonrefundable commitment fee in respect of the Commitments to make Revolving Credit Loans, for the period from and including the date hereof to the Maturity Date, computed at a rate per annum equal to the Applicable Fee Rate for each calendar quarter, calculated on the basis of a 360-day year for the actual days elapsed, on the average daily amount of the aggregate Available Commitments during the period for which payment is made, payable quarterly in arrears on the first Business Day of each April, July, October and January and on the Maturity Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof. As soon as practicable the Agent shall notify the Borrower and the Lenders of each determination of the Applicable Fee Rate.

                  (b) The Borrower agrees to pay to PNC Capital Markets an arrangement fee in an amount and pursuant to the terms set forth in the letter agreement, dated May 20, 2005, between the Borrower and PNC Capital Markets.

                  (c) The Borrower agrees to pay to the Agent, for its own account, an administrative agent's fee in the amount set forth in the letter agreement, dated May 20, 2005, between the Borrower and PNC Capital Markets in consideration of PNC's acting as Agent hereunder. The Agent's compensation shall be paid on the dates set forth in said letter.

                  (d) The Borrower agrees to pay to the Agent, for distribution to the Lenders in accordance with their pro rata shares, a closing fee in the amount set forth in the letter agreement, dated May 20, 2005, between the Borrower and PNC Capital Markets. The Agent's compensation shall be paid on the dates set forth in said letter.


                  Section 2.5 Termination/Reduction/Increase of Commitments.

                  (a) ERC US shall have the right, upon not less than five Business Days' written notice to the Agent, to terminate the Revolving Loan Commitments or, from time to time, to reduce the amount of such Commitments, provided that at no time may the Revolving Loan Commitments be reduced by the Borrower to an amount less than the sum of the outstanding principal amount of Revolving Credit Loans. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $250,000 in excess thereof and shall reduce permanently the Revolving Loan Commitments then in effect. Any such reduction in the Revolving Loan Commitment shall be binding on the Subsidiary Borrowers whether or not they have notice thereof.

                  (b) Each reduction in the Revolving Loan Commitments shall be permanent and irrevocable. All reductions in the Revolving Loan Commitments shall be made pro rata to the Revolving Loan Commitments of the Lenders. The Agent shall promptly notify each Lender of the amount of any reduction of its Revolving Loan Commitment.

                  (c) After delivery by ERC US of the annual financial statements to be provided under Section 5.1(a) for the fiscal year ended March 31, 2006 and provided that at the time of such request there does not exist an Event of Default or Default, the Borrower may request a pro rata increase of the Revolving Credit Commitments, in an amount not less than $5,000,000.00 or greater than $10,000,000.00 in the aggregate by written notice to the Lenders requesting each Lender's proportional increase, and the Lenders agree to respond to the Borrower's request for an increase within thirty (30) calendar days following receipt of same; provided, however, that the failure of any Lender to respond within such time period shall not in any manner constitute an agreement by such Lender to said increase of its proportionate share of its Commitment. If all Lenders elect to increase their proportionate share of their Commitments as proposed above, this Agreement and the relevant Notes shall be amended to reflect such increases, all at the cost and expense of the Borrower. If one or more Lenders decline to so increase their proportionate share of the Commitments or do not respond to Borrower's request, the provisions of Section 2.5(d) shall apply.

                  (d) In the event that one or more Lenders do not agree to the increase of its proportionate share of the Commitments pursuant to Section 2.5(c) or do not respond to Borrower's request for an increase within the time required under Section 2.5(c) (each a "Non-Increasing Bank"), then the Lenders that have agreed to such increase within the time required under Section 2.5(c) (the "Increasing Banks") may elect to increase their Commitments proportionately up to the amounts of the Commitments that would have otherwise been assumed by the Non-Increasing Bank. Any amount of the Commitments not assumed by the Increasing Banks pursuant to the immediately preceding sentence is referred to as the "Additional Commitments". Should there exist any Additional Commitments not assumed by the Increasing Banks, then the Agent and the Borrower may arrange to have one or more other banks (each a "New Increasing Bank") included as a Lender hereunder with respect to the Additional Commitments and all other rights, interests and obligations of a Lender under this Agreement and the other Loan Documents. Any such assumption shall be (1) pursuant to an assumption agreement substantially similar to an Assumption Agreement, (2) subject to and in accordance with this Section 2.5, and (3) effective on the last day of the Interest Period if any Loans are Eurodollar Loans. Upon the effectiveness of the increase in the Commitments by the Increasing Banks or the New Increasing Banks, as the case may be, pursuant to this Section 2.5(d), (i) this Agreement and the relevant Notes shall be amended and/or restated to reflect the reduction and/or increase of each Lender's pro rata share of the Commitments contemplated in this
Section 2.5(d) (as determined by the Agent), (ii) the Borrower will issue new Notes to any New Increasing Bank to evidence the Borrower's obligations with respect to such New Increasing Bank's Commitment, and (iii) each New Increasing Bank shall be deemed to be a Lender for all purposes of this Agreement and the other Loan Documents, all at the cost and expense of the Borrower.

                  2.5A Letter of Credit Subfacility.

                  2.5A1 Issuance of Letters of Credit.

                  The Borrower may request the issuance of a letter of credit (each a "Letter of Credit") by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may reasonably specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least five (5) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be a Standby Letter of Credit denominated in Dollars. Subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.5.A1, the Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than ten (10) Business Days prior to the Maturity Date and providing that in no event shall
(i) the amount of Letters of Credit Outstanding exceed, at any one time, $1,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the Available Commitment.

                  2.5A2 Letter of Credit Fees.

                  The Borrower shall pay (i) to the Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Margin for Eurodollar Loans then in effect, and (ii) to the Agent for its own account a fronting fee equal to 0.125% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average amount of Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each April, July, October and January following issuance of each Letter of Credit and on the Maturity Date. The Borrower shall also pay to the Agent for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

                  2.5A3 Disbursements, Reimbursement.

                  2.5A3.1 Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's pro rata share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively (based on such Lender's Percentage).

                  2.5A3.2 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Agent under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by the Agent. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Base Rate Loans be made by the Lenders to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section
4.2 other than any notice requirements. Any notice given by the Agent pursuant to this Section 2.5A3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  2.5A3.3 Each Lender shall upon any notice pursuant to Section 2.5A3.2 make available to the Agent an amount in immediately available funds equal to its pro rata share (based on such Lender's Percentage) of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.5A3.3.4) each be deemed to have made a Base Rate Loan to the Borrower in that amount. If any Lender so notified fails to make available to the Agent for the account of the Agent the amount of such Lender's pro rata share (based on such Lender's Percentage) of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Base Rate Loans on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.5A3.3.

                  2.5A3.4 With respect to any unreimbursed drawing that is not converted into a Base Rate Loan of the Borrower in whole or in part as contemplated by Section 2.5A3.3, because of the Borrower's failure to satisfy the conditions set forth in Section 4.2 other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Agent a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to Base Rate Loans. Each Lender's payment to the Agent pursuant to
Section 2.5A3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Lender in satisfaction of its participation obligation under this Section 2.5A3.

                  2.5A4 Repayment of Participation Advances.

                  2.5A4.1 Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Lender, in the same funds as those received by the Agent, the amount of such Lender's pro rata share (based on such Lender's Percentage) of such funds, except the Agent shall retain the amount of the pro rata share (based on such Lender's Percentage) of such funds of any Lender that did not make a Participation Advance in respect of such payment by Agent.

                  2.5A4.2 If the Agent is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Borrower to the Agent pursuant to Section 2.5A4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent the amount of its pro rata share (based on such Lender's Percentage) of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

                  2.5A5 Documentation.

                  The Borrower agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Borrower's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

                  2.5A6 Determinations to Honor Drawing Requests.

                  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                  2.5A7 Nature of Participation and Reimbursement Obligations.

                  Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by
Section 2.5A3, as a result of a drawing under a Letter of Credit, and the obligations of the Borrower to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.5A under all circumstances, including the following circumstances:

                  (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Borrower or any other Person for any reason whatsoever;

                  (ii) the failure of the Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1, 2.3, or 4.2 or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.5A3;

                  (iii) any lack of validity or enforceability of any Letter of Credit;

                  (iv) the existence of any claim, setoff, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or Subsidiaries of a Borrower and the beneficiary for which any Letter of Credit was procured);

                  (v) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof;

                  (vi) payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                  (vii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Borrower or Subsidiaries of a Loan Party;

                  (viii) any breach of this Agreement or any other Loan Document by any party thereto;

                  (ix) the occurrence or continuance of an insolvency proceeding with respect to any Borrower;

                  (x) the fact that an Event of Default or a Default shall have occurred and be continuing;

                  (xi) the fact that the Maturity Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                  (xii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                  2.5A8 Indemnity.

                  The Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                  2.5A9 Liability for Acts and Omissions.

                  As between any Borrower and the Agent, such Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Agent or the Agent's Affiliates be liable to the Borrower for any indirect, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.


                  Without limiting the generality of the foregoing, the Agent and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Agent or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Agent or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Agent or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

                  In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent under any resulting liability to the Borrower or any Lender.

                  Section 2.6 Term Loans.

                  (a) Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (each a "Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Loan Commitment of such Lender. The Term Loans may, from time to time, be Base Rate Loans, Eurodollar Loans or a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Section 2.8 and 2.10. Any portion of the Term Loan Commitment which is unused on the Closing Date shall irrevocably terminate on such date.

                  (b) The Borrower shall repay the outstanding principal amount of the Term Loans on each Term Loan Payment Date in an amount equal to $625,000. The then outstanding principal amount of the Term Loans shall be repaid in full on the Maturity Date.

                  Section 2.7 Term Notes.

                  The Term Loan made by each Lender shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit B (each a "Term Note"), with appropriate insertions therein as to date and principal amount, payable to the order of such Lender and in a principal amount equal to such Lender's Term Loan. Each Lender is hereby authorized to record the date and amount of each payment or prepayment of principal of its Term Loan, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of the Term Note, and any such recordation shall constitute rebuttable presumptive evidence of the accuracy of the information so recorded.

                  Section 2.8 Procedure for Term Loan Borrowing.

                  The Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 12:00 noon, New Jersey time, one Business Day prior to the Closing Date) requesting that the Lenders make Term Loans on the Closing Date and specifying (1) the amount to be borrowed, (2) whether the Term Loans are to be initially a Eurodollar Loan or Base Rate Loan or a combination thereof, and (3) if the Term Loans are to be entirely or partly a Eurodollar Loan, the amount of such Loan and the length of the initial Interest Period therefore. Each portion of the Term Loan which is maintained as a Eurodollar Loan shall be in a principal amount of $500,000 or a multiple of $100,000 in excess thereof. The Agent shall promptly notify the Lenders of its receipt of any notice from the Borrower pursuant to this Section.

                  Section 2.9 Prepayments.

                  (a) From time to time the Borrower may voluntarily prepay the Loans, in whole or in part, subject to the provisions of Section 2.17 but otherwise without premium or penalty, upon at least three (3) Business Days' irrevocable notice to the Agent, in the case of Eurodollar Loans and otherwise by 12:00 noon on the date of payment, specifying the date and amount of prepayment. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $100,000 or a whole multiple in excess thereof or, if less, the then outstanding principal amount of the Revolving Loans. Partial prepayments of Term Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $50,000 in excess thereof or, if less, the outstanding principal amount of the Loan being prepaid. All prepayments shall be allocated to the Lenders based on their respective Total Percentages (as such term is used in the definition of "Percentage"). The Borrower shall further instruct the Lenders whether to apply such prepayment to Revolving Loans or Term Loans or both; provided such instructions shall require the same pro rata allocation by each Lender among the Revolving Loans and Term Loans held by them.

                  (b) If any notice of prepayment is given, the amount specified in such notice shall be due and payable on the date specified therein. Prepayments of the Loans shall be accompanied by payment or accrued interest to the payment date on the principal amount prepaid.

                  (c) Partial prepayments of the Term Loans shall be applied to the installments of principal under the Term Loans in the inverse order of their respective scheduled maturities.

                  (d) Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (e) [Intentionally omitted].

                  (f) In the event that (i) any Person constituting the Borrower or any Subsidiary of any Person constituting the Borrower (other than SSG) shall effect a Transfer of any Capital Stock issued by ERC US or SSG owned by such Person constituting the Borrower or any such Subsidiary or (ii) ERC US shall issue any additional Capital Stock or effect a Transfer of any of its Capital Stock held as treasury shares or otherwise (other than (1) in satisfaction of the exercise of stock options held by any employee or director of ERC US pursuant to ERC US' stock option plan, (2) the issuance of warrants (and Capital Stock in satisfaction thereof) to brokerage houses in connection with the marketing of the Capital Stock of ERC US, (3) the issuance of Capital Stock of ERC US pursuant to exchange offers in connection with investments in other Persons permitted by the terms hereof and (4) or (iii) any Person constituting the Borrower or any Subsidiary of any Person constituting the Borrower (other than SSG) shall effect a Transfer of any assets (other than Transfers of inventory in the ordinary course of business and Transfers of equipment which is or to be replaced in the ordinary course within three (3) months from the date of Transfer); in each case described in the preceding clauses (i), (ii) and
(iii) for a price in excess of $500,000 in the aggregate in any fiscal year (whether such Transfers are made in one or more transactions); the Borrower shall, simultaneously with the consummation of any such Transfers, prepay the Term Loans in an amount equal to the net proceeds of such Transfer(s) (including the first $500,000 thereof but after deducting reasonable attorneys' fees and other customary costs of Transfer). Each such prepayment shall be applied to required payments of the principal of the Term Loan pursuant to Section 2.6(b) in the inverse order of maturity until the Term Loan is paid in full. Principal amounts repaid pursuant to this Section 2.9(f) may not reborrowed. No Transfer referred to in this Section 2.9(f) shall be effected except on arms length business terms.

                  (g) The Agent shall disburse all prepayments of the Loans to the Lenders on a pro rata basis.

                  2.9A Borrowings to Repay Swing Loans.

                  PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender's pro rata share (in accordance with such Lender's Percentage) of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Loan Commitment. Revolving Credit Loans made pursuant to the preceding sentence shall be Base Rate Loans and shall be deemed to have been properly requested in accordance with Section 2.3 without regard to any of the requirements of that provision. PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.9A and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.3 are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. New Jersey time on the Business Day next after the date the Lenders receive such notice from PNC.

                  Section 2.10 Conversion and Continuation Options.

                  The Borrower shall have the right at any time upon prior irrevocable notice to the Agent (i) not later than 12:00 noon, New Jersey time, on any Business Day, to convert any Eurodollar Loan to a Base Rate Loan, (ii) not later than 12:00 noon, New Jersey time, three Business Days prior to conversion or continuation, to convert any Base Rate Loan into a Eurodollar Loan or to continue any Eurodollar Loan as a Eurodollar Loan for any additional Interest Period, and (iii) not later than 10:00 noon, Pittsburgh time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Loan to another permissible Interest Period, subject in each case to the following (provided, that Swing Loans shall only be Base Rate Loans):

                  (a) a Eurodollar Loan may not be converted at a time other than the last day of the Interest Period applicable thereto;

                  (b) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Loan;

                  (c) no Eurodollar Loan may be continued as such and no Base Rate Loan may be converted to a Eurodollar Loan when any Event of Default has occurred and is continuing;

                  (d) any portion of a Eurodollar Loan that cannot be converted into or continued as a Eurodollar Loan by reason of Section 2.10(b) or 2.10(c) or otherwise automatically shall be converted at the end of the Interest Period in effect for such Loan to a Base Rate Loan;

                  (e) on the last day of any Interest Period for Eurodollar Loans, if the Borrower has failed to give notice of conversion or continuation as described in this subsection or if such conversion or continuation is not permitted pursuant to Section 2.10(d) or otherwise, such Loans shall be converted to Base Rate Loans on the last day of such then expiring Interest Period;

                  (f) accrued interest on a Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion.

                  Section 2.11 Minimum Amounts of Tranches/Number of Tranches.

                  All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof. No more than six Eurodollar Tranches may be outstanding at any time.

                  Section 2.12 Interest Rates and Payment Dates.

                  (a) Subject to the provisions of Section 2.12(c), each Base Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 days, or 366 days in a leap year equal to the Base Rate plus the Applicable Margin for Base Rate Loans.

                  (b) Subject to the provisions of Section 2.12(c), each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Eurodollar Loan plus the Applicable Margin for Eurodollar Loans in effect for such Interest Period.

                  (c) If all or a portion of (A) the principal amount of any Loan, (B) any interest payable thereon or (C) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, upon notice to the Borrower from the Agent, bear interest at a rate per annum which is

                  (1) in the case of overdue principal, the rate that otherwise would be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% per annum or such other lower rate as a court may impose, or

                  (2) in the case of overdue interest or fees or other amounts, the Base Rate plus 2% per annum or such other lower rate as a court may impose,


in each case from the date of such nonpayment until such amount is paid in full (as well as after, to the extent permitted by law, as before judgment). In no event shall any interest to be paid pursuant to this Agreement exceed the maximum rate permitted by law.

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing on overdue amounts pursuant to
Section 2.12(c) shall be payable on demand.

                  (e) As soon as practicable the Agent shall notify the Borrower and the Lenders of (A) each determination of a Eurodollar Rate and Applicable Margin and (B) the effective date and the amount of each change in the interest rate on a Loan. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of clearly demonstrable error. At the request of the Borrower, the Agent shall deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to Sections 2.12(a), (b) or (c).

                  Section 2.13 Inability to Determine Interest Rate.

                  If prior to the first day of any Interest Period:

                  (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) a Lender notifies the Agent and Borrower that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender of making or maintaining the Eurodollar Loans during such Interest Period, or

                  (c) The Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that Dollar deposits in the principal amounts of the Eurodollars Loans to which such Interest Period is to be applicable are not generally available in the London Interbank Market, the Agent shall give notice thereof to the Borrower by fax or telephone as soon as practicable thereafter. If such notice is given (A) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, and (B) any Loans that were to have been converted to or continued as Eurodollar Loans on the first day of such Interest Period shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Agent, no Loans shall be made as or converted to or continued as Eurodollar Loans.

                  Section 2.14 Payments/Funding.

                  (a) All payments (including prepayments) made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees, or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 noon, New Jersey time, on the due date thereof to the Agent, for the account of the Lenders in Dollars and in immediately available funds to the Agent's account at such address as the Agent shall give notice to the Borrower and the Lenders (the "Payment Office"). Except for payments received by the Agent for the account of the Agent in its capacity as such, for the account of PNC in connection with Swing Loans or for the account of a specific Lender in accordance with the provisions of this Agreement, the Agent shall, within one Business Day of funds collection, distribute like funds relating to the payment of principal, interest or fees pro rata to the Lenders (based on their Percentages) to which such payment is due and payable for their accounts and at the addresses as each such Lender shall specify in its notice to the Agent made in accordance with Section 10.2 of this Agreement. If the Agent fails to so distribute funds within the time set forth in the preceding sentence, the Agent shall pay interest on the amount to be distributed at a rate equal to the Federal Funds Effective Rate from the date such funds were to be distributed to the date of distribution.

                  Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may (but shall not be obligated to) assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand the amount distributed to such Lender together with interest thereon, at the rate equal to the Federal Funds Effective Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent.

                  (b) If any principal payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day, and interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and interest shall accrue during such extension of time) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (c) If on any date a payment is due hereunder, the Borrower shall pay less than the amount stated to be due or on any date the Agent shall receive any payment under any Security Document or pursuant to any proceeding to enforce the Obligations of any Person constituting the Borrower, such proceeds shall be distributed to the Lenders pro rata based on their respective Percentages and shall be applied first to costs of collection incurred by each Lender, second to accrued and unpaid interest, third to principal and then to the payment of any other amounts due hereunder or the other Loan Documents.

                  (d) The Agent shall fund each Loan by depositing the proceeds thereof into the account (the "Account") of ERC US (account no. 8019335317) at PNC's office at Two Tower Center Boulevard, East Brunswick, New Jersey 08817 or as otherwise directed in a writing from the Borrower to the Agent directing payment for purposes permitted by the terms hereof; provided that the proceeds of each Loan shall first be applied to principal prepayments or payments due on the date of such Loan (without derogating from the Borrower's obligation to repay) and proceeds of any conversion or continuation of a Loan to or as a particular Type shall be applied by the Agent solely to effect such conversion or continuation. Each Lender is hereby authorized to debit the accounts of each Person constituting the Borrower for all payments due hereunder; provided the foregoing shall not derogate from the Borrower's obligation to pay or restrict any Lender's recourse to any particular fund or source of monies. The Borrower agrees to maintain its primary depository accounts with PNC's office at Two Tower Center Boulevard, East Brunswick, New Jersey 08817.

                  Section 2.15 Change in Legality.

                  Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority shall make it unlawful for a Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the Commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Loans to Eurodollar Loans forthwith shall be canceled and (b) such Loans then outstanding as Eurodollar Loans, if any, automatically shall be converted to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.17.

                  Section 2.16 Increased Costs.

                  (a) If the adoption of, or any change in, any Requirement of Law or in the interpretation or application thereof by a Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (1) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for the imposition of and changes in the rate of tax on the overall net income of the Lender);

                  (2) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of a Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder, including, without limitation, the imposition of any reserves with respect to Eurocurrency Liabilities under Regulation D of the Board; or

                  (3) shall impose on a Lender any other condition;

                  (4) and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans hereunder or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If a Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Agent and the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by a Lender to the Borrower and Agent shall include a computation thereof and be conclusive in the absence of clearly demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (5) Each Lender agrees, as promptly as practicable after it becomes aware of any circumstances referred to above that would result in such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Borrower.

                  (b) In the event that a Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefore (which shall contain a computation of the compensating amount to be paid, such computation to be conclusive in the absences of demonstrable error), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) In the event that by reason of any change in any Requirement of Law (including, without limitation, the lapse or termination of any treaty) or in the interpretation thereof, or the adoption of any new law, regulation or requirement by any Governmental Authority, or the imposition of any requirement of any central bank whether or not having the force of law, (i) the Agent or any Lender shall, with respect to this Agreement, the Loans, the Notes or its obligation to make Loans under this Agreement, be subjected to any withholding or other tax, levy, impost, charge, fee, duty or deduction of any kind whatsoever (other than franchise taxes imposed by the jurisdiction in which the Agent or such Lender is domiciled and other than any tax generally imposed or based upon the net income or branch profits of the Agent or such Lender) (collectively, "Taxes") or (ii) any change shall occur in the taxation of the Agent or such Lender with respect to any Loan, the interest payable thereon or any fees payable hereunder or referred to herein (other than franchise taxes imposed by the jurisdiction in which the Agent or such Lender is domiciled and other than any change which affects, and to the extent that it affects, the taxation of the net income or branch profits of the Agent or such Lender), and if any such measures or any other similar measure shall result in an increase in the cost to the Agent or such Lender of making or maintaining any Loan or a reduction in the amount of principal, interest or fees receivable by the Agent or such Lender in respect thereof, the Agent or such Lender promptly after learning of the imposition of such cost or reduction in any amount shall notify the Borrower and the Agent (if applicable) stating the reasons therefor. The Borrower shall thereafter pay to the Agent or such Lender, upon demand from time to time, as additional consideration hereunder, such additional amounts as will fully compensate the Agent or such Lender for such increased costs or reduced amounts and shall promptly provide the Agent or such Lender, as the case may be, with official tax receipts or other evidence of the payment of any taxes paid by the Borrower. A certificate as to the increased costs or reduced amounts setting forth the calculations therefor, shall be submitted promptly by the Agent or such Lender to the Borrower and the Agent (if applicable) and, in the absence of demonstrable error, shall be conclusive and binding as to the amount thereof. If the Agent or Lender receives any additional amounts from the Borrower pursuant to this subsection (c) if requested by Borrower, the Agent or such Lender shall (at the Borrower's expense) attempt to obtain a refund, reduction, deduction or credit for any Taxes with respect to the additional amounts paid under this subsection (c). If the Agent or such Lender actually receives or enjoys the benefit of any such refund, reduction, deduction or credit for any such Taxes, the Agent or such Lender shall reimburse the Borrower if and to the extent, but only the extent, that the Agent or such Lender determines that it has actually received (i) a refund of taxes or other amounts (together with any interest actually received thereon from the respective Governmental Authority) which refund is attributable to the Taxes with respect to which such additional amounts were paid; or (ii) an effective net reduction (through a reduction, deduction, credit or otherwise) in any taxes or other amounts otherwise payable by the Agent or such Lender (including any taxes imposed on or measured by the net income of the Agent or such Lender), which reduction is attributable to the Taxes with respect to which such additional amounts were paid. If, at any time after the Agent or such Lender makes a payment to the Borrower pursuant to the preceding sentence, the Agent or such Lender determines that it was not entitled to the full amount of any refund (together with the interest thereon) reimbursed to the Borrower as aforesaid or that its taxes are not reduced by a credit or deduction for the full amount of Taxes reimbursed to the Borrower as aforesaid, the Borrower upon the demand of the Agent or such Lender will promptly pay to the Agent or such Lender the amounts so refunded to which the Agent or such Lender was not so entitled, or the amount by which the taxes of the Agent or such Lender were not so reduced, as the case may be.

                  (d) If Borrower is required to pay additional amounts under this Section 2.16 to any Lender, the Borrower may, at its own expense, require such Lender to transfer and assign in whole or in part, without recourse all or part of its interests, rights and obligations under this Agreement to an assignee (which may be another Lender, if a Lender accepts such assignment) which shall assume such assigned obligations in a writing in form and substance reasonably acceptable to the Agent; provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received a written consent of the Agent in the case of any entity that is not a Lender, which consent shall not be unreasonably withheld, and (iii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of, and interest accrued to the date of such payment on, the Loans made by it hereunder and all other amounts owed to it hereunder as of such date.

                  Section 2.17 Indemnity.

                  (a) The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of

                  (1) default by the Borrower in payment when due of any portion of the principal amount of or interest on any Eurodollar Loan,

                  (2) default by Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement,

                  (3) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of this Agreement, or

                  (4) the making of a payment or a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto,


including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by such Lender or from fees payable to terminate the deposits from which such funds were obtained.

                  (b) For the purpose of calculation of all amounts payable to a Lender under this subsection such Lender shall be deemed to have actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  Section 2.18 Intentionally omitted.

                  Section 2.19 Purpose of Loans.

                  (a) The proceeds of the Loans shall be used for working capital needs of the Borrower, general corporate purposes and to fund the cash consideration of the repurchase of certain Capital Stock pursuant to Section 6.6
(b) hereof.


                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES

                  To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and the Lenders that as of the Effective Date:

                  Section 3.1 Financial Condition.

                  (a) The consolidated balance sheets of ERC US and its consolidated Subsidiaries as at March 31, 2005 and the related consolidated statements of income and of cash flows for the fiscal period ended on each such date, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial condition of ERC US and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal years then ended.

                  (b) All such financial statements, including the related schedules, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein).

                  (c) Neither ERC US nor any of its consolidated Subsidiaries (other than SSG) had, at the date of the most recent balance sheet delivered to the Agent pursuant to Section 3.1(a) or 5.1 hereof, any material Contingent Obligation, material contingent liability or material liability for taxes, or any material long-term lease or material unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, except as reflected in the foregoing statements or in the notes thereto or would not reasonably be expected to have a Material Adverse Effect.

                  (d) During the period from April 1, 2005, to and including the Effective Date hereof there has been no sale, transfer or other disposition by ERC US or any of its consolidated Subsidiaries (other than SSG) of any material part of its business or property (other than in the ordinary course of business) and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person, other than Capital Stock of ERC US by ERC US, in any case, other than in the ordinary course of business) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at March 31, 2005.

                  Section 3.2 No Material Adverse Change.

                  Since March 31, 2005, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  Section 3.3 Corporate Existence; Compliance with Law.

                  Each of ERC US and its Subsidiaries (other than Inactive Subsidiaries) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to so qualify or be in good standing therewith would not have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except where the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

                  Section 3.4 Corporate Power; Authorization; Enforceable Obligations.

                  (a) Each Person constituting the Borrower has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement, the Notes and each other Loan Document to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, the Notes and each other Loan Document to which it is a party and to authorize the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to which it is a party.

                  (b) Except for consents, authorizations, approvals, notices and filings described on Schedule II, all of which have been obtained, made or waived, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the Notes or any other Loan Document.

                  (c) This Agreement has been, and each Note and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Person constituting the Borrower.

                  (d) This Agreement constitutes, and each Note and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of each Person constituting the Borrower enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  Section 3.5 No Legal Bar.

                  The execution, delivery and performance of this Agreement and the Notes, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Person constituting the Borrower and will not result in, or require, the creation or imposition of any Lien on any of its respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  Section 3.6 No Material Litigation.

                  Except as set forth on Schedule III or disclosed in writing to the Lenders, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the any Person constituting the Borrower, threatened by or against any Person constituting the Borrower or against any of its respective properties or revenues (a) with respect to this Agreement, the Notes or any of the transactions contemplated hereby, or (b) which if adversely determined would have a Material Adverse Effect.

                  Section 3.7 No Default.

                  No Person constituting the Borrower is in default under or with respect to any of their respective Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  Section 3.8 Ownership of Property; Liens.

                  Each Person constituting the Borrower has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.2.

                  Section 3.9 Intellectual Property.

                  Each Person constituting the Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, patents, technology, know-how and processes necessary for the conduct of its business as currently conducted (collectively, the "Intellectual Property") except where the failure to own or license any such Intellectual Property would not have a Material Adverse Effect. The Intellectual Property owned or licensed by each Person constituting the Borrower is set forth on Exhibit I. Except as set forth on Exhibit I, no claim has been asserted in writing and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property which would have a Material Adverse Effect, nor does any Person constituting the Borrower know of any valid basis for any such claim which, if asserted, would have a Material Adverse Effect. To the best of the knowledge of the Borrower, the use of such Intellectual Property by each Person constituting the Borrower does not infringe the rights of any Person.

                  Section 3.10 No Burdensome Restrictions.

                  No Requirement of Law or Contractual Obligation of any Person constituting the Borrower has, or could reasonably be expected to have, a Material Adverse Effect.

                  Section 3.11 Taxes.

                  Each Person constituting the Borrower has filed or caused to be filed all tax returns which, to the knowledge of such Person, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Person constituting the Borrower or its respective Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of such Person, no claim is being asserted, with respect to any such tax, fee or other charge in any case which would have a Material Adverse Effect, except, there is currently a California unitary tax assessed against ERC US in an amount of approximately $1,100,000 and no Lien has been filed with respect thereto.

                  Section 3.12 Federal Regulations.

                  No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of any Regulations of the Board. If requested by any Lender at any time, each Person constituting the Borrower will furnish to such Lender a statement in conformity with the requirements of FR Form U-1 referred to in Regulation U.

                  Section 3.13 Investment Company Act; Public Utility Holding Company Act; Other Regulations.

                  No Person constituting the Borrower is (a) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935. No Person constituting the Borrower is subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

                  Section 3.14 Subsidiaries.

                  All the Subsidiaries of ERC US as of the Effective Date and the ownership of the Capital Stock of such Subsidiaries are listed on Schedule IV to this Agreement. None of the Capital Stock of any such Subsidiary is subject to a Lien in favor of any Person (except Liens in favor of the Agent and Lenders). The aggregate value of the assets of each Person constituting the Borrower is equal to an amount that is not less than 95% of the aggregate value of the assets of ERC US and all of its Subsidiaries, after adjusting for investments in Subsidiaries and intercompany balances.

                  Section 3.15 Employee Grievances.

                  Except as set forth on Schedule V hereof, as of the Effective Date no Person constituting the Borrower is a party to any collective bargaining agreement or, to the best knowledge of such Person, subject to any current effort to organize, and there are no actions or proceedings pending or, to the best of the knowledge of such Person, threatened against it, by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material.

                  Section 3.16 ERISA.

                  (a) Except as set forth in Schedule VI hereof, as of the Effective Date no Person constituting the Borrower has any Plan (including without limitation any Multiemployer Plan) or any similar arrangement (a "Foreign Plan") under the law of their domicile, in the case of the Foreign Subsidiaries, or have made or make any payments to any Plan or Foreign Plan.

                  (b) Each Person constituting the Borrower is and has at all times been in substantial compliance with all applicable provisions of ERISA, except where a failure to be in such compliance would not have a Material Adverse Effect. Each Foreign Subsidiary is in compliance with all Requirements of Law related to any Foreign Plan.

                  (c) No Person constituting the Borrower has engaged in a transaction in connection with which such Person or any ERISA Affiliate could be subject to a material liability for either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

                  (d) There has been no termination of a Plan or trust created under any Plan that would give rise to a material liability to the PBGC on the part of any Person constituting the Borrower or any ERISA Affiliate. No material liability to the PBGC has been or is expected to be incurred with respect to any Plan by any Person constituting the Borrower or any ERISA Affiliate. The PBGC has not instituted proceedings to terminate any Plan. There exists no condition or set of circumstances which presents a material risk of termination or partial termination of any Plan by the PBGC. Each Person constituting the Borrower and each ERISA Affiliate have paid all premiums to the PBGC when due. No Foreign Subsidiary has incurred any material liability to any Governmental Authority or other Person with respect to any Foreign Plan.

                  (e) Full payment has been made of all amounts which are required under the terms of each Plan to have been paid as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended on or before the date of this Agreement, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan. No Person constituting the Borrower nor any ERISA Affiliate has failed to make a required installment under Section 412(m) of the Code or any other payment required under Section 412 of the Code on or before the due date.

                  (f) The value of the benefit liabilities (as defined in Section 4001(a)(16) of ERISA) of each Plan (based on the actuarial assumptions contained in Title IV of ERISA) does not exceed the fair market value of the assets of such Plan. No Person constituting the Borrower nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the Code.

                  (g) No Person constituting the Borrower nor any ERISA Affiliate has made a complete or partial withdrawal from a Multiemployer Plan. To the best knowledge of each Person constituting the Borrower the liability to which such Person or any ERISA Affiliate would become subject under ERISA if such Person and all ERISA Affiliates were to withdraw completely from all Multiemployer Plans as of the most recent valuation date, together with any secondary liability for withdrawal liability such Person and any ERISA Affiliate may have as of the date hereof, would not have a Material Adverse Effect. To the best knowledge of each Person constituting the Borrower no such Multiemployer Plan is in reorganization (as such term is defined in Section 4241 of ERISA) or is insolvent (as such term is defined in Section 4245 of ERISA).

                  (h) No Person constituting the Borrower (i) has any liability for any Plan or Multiemployer Plan to which any Subsidiary of ERC US (other than the Subsidiary Borrowers) contributes or as to which such Subsidiary has any liability; or (ii) makes any contribution to any such Plan or Multiemployer Plan; or (iii) has any employees enrolled in or covered by any such Plan or Multiemployer Plan.

                  Section 3.17 ER Intercompany Payable.

                  The ER Intercompany Payable is not evidenced by any note or other instrument or writing except only by entries on the books and records of the Foreign Subsidiaries. The Foreign Subsidiaries will make a notation on such books and records to reflect the subordination of the ER Intercompany Payable pursuant to the HK Subordination Agreement. In the event the ER Intercompany Payable becomes evidenced by a note, instrument or other writing, the Foreign Subsidiaries will (prior to its execution) cause the form thereof to contain a reference to the provisions of the HK Subordination Agreement satisfactory in form and substance to Agent and shall promptly deliver a copy of such note, instrument or other writing to the Agent as executed.

                  Section 3.18 Insurance.

                  Schedule 3.18 lists all material insurance policies and other bonds to which any Borrower or Subsidiary of any Borrower is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Borrower and each Subsidiary of each Borrower in accordance with prudent business practice in the industry of each Borrower and their Subsidiaries.

                  Section 3.19 Security Interests.

                  The Liens and security interests granted to the Agent for the benefit of the Lenders pursuant to the Security Documents constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any relevant stock certificates or other certificates, and recordation of the Intellectual Property Security Agreements in the United States Patent and Trademark Office and United States Copyright Office, as applicable, all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Security Documents, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

                  Section 3.20 Material Contracts; Burdensome Restrictions.

                  Schedule 3.20 lists all material contracts relating to the business operations of each Borrower and each Subsidiary of each Borrower, including all employee benefit plans and labor contracts. All such material contracts are valid, binding and enforceable upon such Borrower or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no material default thereunder, to the Borrower's knowledge, with respect to parties other than such Borrower or Subsidiary. None of the Borrowers or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of law which could result in a Material Adverse Effect

                  Section 3.21 Environmental Matters.

                  Except as disclosed on Schedule 3.21:

                  (i) The Borrower has not received any material Environmental Complaint, whether directed or issued to Borrower or relating or pertaining to any prior owner, operator or occupant of the Property, and has no reason to believe that it might receive a material Environmental Complaint.

                  (ii) To Borrower's knowledge, no activity of any Borrower at the Property is being or has been conducted in violation of any Environmental Safety Law or Required Environmental Permit and to the knowledge of Borrower no activity of any prior owner, operator or occupant of the Property was conducted in violation of any Environmental Safety Law.

                  (iii) Borrower is unaware of any Regulated Substances present on, in, under, or emanating from, or to Borrower's knowledge emanating to, the Property or any portion thereof that result in Contamination.

                  (iv) Each Borrower has all Required Environmental Permits and all such Required Environmental Permits are in full force and effect.

                  (v) Each Borrower has submitted to an official body and/or maintains, as appropriate, all Required Environmental Notices.

                  (vi) To Borrower's knowledge, no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks located on the Property contain or use, except in compliance with Environmental Safety Laws and Required Environmental Permits, Regulated Substances or otherwise are operated or maintained except in compliance with Environmental Safety Laws and Required Environmental Permits. To the knowledge of Borrower, no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks of prior owners, operators or occupants of the Property contained or used, except in compliance with Environmental Safety Laws, Regulated Substances or otherwise were operated or maintained by any such prior owner, operator or occupant except in compliance with Environmental Laws.

                  (vii) To the knowledge of Borrower, no facility or site to which Borrower, either directly or indirectly by a third party, has sent Regulated Substances for storage, treatment, disposal or other management has been or is being operated in violation of Environmental Safety Laws or pursuant to Environmental Safety Laws is identified or proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Safety Laws are the subject of an investigation, cleanup, removal, remediation or other response action by an official body.

                  (viii) To Borrower's knowledge, no portion of the Property is identified or to the knowledge of Borrower proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Safety Laws are the subject of an investigation or remediation action by an official body, nor to the knowledge of Borrower is any property adjoining or in the proximity of the Property identified or proposed to be identified on any such list.

                  (ix) To Borrower's knowledge, no portion of the Property constitutes an Environmentally Sensitive Area.

                  No Borrower is aware of any lien or other encumbrance authorized by Environmental Safety Laws against the Property or any reason to believe that such a lien or encumbrance may be imposed.

                  Section 3.22 Anti-Terrorism Laws.

                  (i) General.

                  None of the Borrower or any Affiliate of any Borrower, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                  (ii) Executive Order No. 13224.

                  None of the Borrower, or any Affiliate of any Borrower, or their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a "Blocked Person"):

                           (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                           (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                           (c) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                           (d) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

                           (e) a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

                           (f) a person or entity who is affiliated or associated with a person or entity listed above.

         No Borrower or to the knowledge of any Borrower, any of its agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

                  Section 3.23 Tax Shelter Regulations.

         No Borrower intends to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Borrower determines to take any action inconsistent with such intention, the Borrower will promptly (1) notify the Agent thereof, and (2) deliver to the Agent a duly completed copy of IRS Form 8886 or any successor form. If the Borrower so notifies the Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                   ARTICLE 4.
                              CONDITIONS PRECEDENT

                   Section 4.1 Conditions to Effective Date.

                  This Agreement shall become effective on the date (the "Effective Date") on which each condition listed in Section 4.2 is satisfied and each of the following shall have occurred:

                  (a) The Agent shall have received counterparts of (i) this Agreement, executed and delivered by a duly authorized officer of each Person constituting the Borrower and each Lender, and (ii) each Security Document and other Loan Document executed by each Person party thereto. Each Lender shall have received a Revolving Credit Note and Term Note, and PNC shall have received a Swing Loan Note, in each case, conforming to the requirements hereof and executed by a duly authorized officer of each Person constituting the Borrower.

                  (b) The Agent shall have received an officer's certificate of a duly authorized officer of each Person constituting the Borrower and Scott dated as of the Effective Date and certifying that the Secretary's Certificates delivered to the Agent by each Person constituting a Borrower (except for ER Macao) and Scott on June 28, 2002, and except as set forth on said certificate all attachments thereto remain accurate and have not been amended, modified, revoked or rescinded.

                  (c) The Agent shall have received the executed legal opinion of Lowenstein Sandler PC, US counsel to the Persons constituting the Borrower, together with the opinions of Baker & McKenzie, Hong Kong counsel to ER Hong Kong, Conyers, Dill & Pearman, British Virgin Islands counsel to ER BVI and Emerson Global Limited, and Macao counsel to ER Macao, substantially in the form of Exhibit J. Such legal opinions shall cover such matters incident to the transactions contemplated by this Agreement as the Agent and the Lenders reasonably may require.

                  (d) The Agent shall have received a certificate of Emerson Radio Macao dated as of the Effective Date and certifying (1) that attached thereto is a true, complete and correct copy of resolutions duly adopted by its Board of Directors authorizing (x) the execution, delivery and performance of this Agreement and the Notes and the other Loan Documents and (y) the borrowings contemplated hereunder and that such resolutions have not been amended, modified, revoked or rescinded, (2) as to the incumbency and specimen signature of each director executing any Loan Documents on its behalf and (3) that attached thereto are true and complete copies of its organizational documents; and such certificate and the resolutions attached thereto shall be in form and substance reasonably satisfactory to the Agent.

                  (e) The Borrower shall have paid (i) all fees set forth in Sections 2.4(b) and 2.4(c) and 2.4(d) hereof on the dates specified and (ii) all fees of counsel to the Agent submitted on the date hereof as previously agreed to. This condition precedent does not derogate from the Borrower's continuing obligations under Section 10.5.

                  (f) The Agent shall have received a Waiver and Consent from landlords of collateral locations with respect to which a Waiver and Consent is not currently existing, in each case in form and substance satisfactory to the Agent.

                  (g) The Lenders shall have received such other materials, documents and papers regarding the Borrower or the Loans as the Lenders may reasonably require.

                  (h) The Agent shall have received (i) all UCC Financing Statements or other public filing documents required to perfect any security interests and other evidence of the Liens granted pursuant to the Security Documents and (ii) original stock certificates evidencing all Capital Stock pledged pursuant to the Stock Pledge Agreement together with original stock powers (or equivalent forms) executed in blank in form and substance satisfactory to the Agent.

                  (i) ERC US shall have delivered to the Agent the most recent draft of ERC US' financial statements for the fiscal year ended March 31, 2005 and such statements shall be acceptable to the Agent.

                  (j) The Agent shall have received an appraisal of the property pledged to the Agent for the benefit of the Lenders pursuant to the Intellectual Property Security Agreements, in form and substance satisfactory to the Agent.

                  (k) To the extent not listed above, the Agent shall have received, or shall have verified completion of, each item referenced on the closing checklist attached hereto as SCHEDULE 4.1(N), in form or in a manner reasonably satisfactory to the Agent.

                  (l) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lenders, and the Agent and the Lenders shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as they may reasonably request.

                  Section 4.2 Conditions to Each Loan.

                  The obligation of the Lenders to make any Loan requested to be made on any date (including, without limitation, the initial Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Each of the representations and warranties made by each Person constituting the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except for representations and warranties which speak as of another date, in which case such representations and warranties shall have been true in all material respects as of such date (it being agreed that for purposes of this Section 4.2 (a) the date referred to in Section 3.2 shall refer to the date of the then most recent audited financial statements of ERC US and its consolidated Subsidiaries delivered to the Agent.

                  (b) No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  (c) The Agent shall have received a Borrowing Base Certificate for the then most recently ended Calculation Period in accordance with Section 5.2(c).

                  (d) The Agent and the Lenders shall have received all fees due and owing pursuant to Sections 2.4.

                  (e) No notice of, or any other document or instrument creating, any federal tax Lien or Lien under Section 412 of the Code or Section 4068 of ERISA shall have been issued, recorded or filed in an amount in excess of $100,000 with respect to the assets of any Person constituting the Borrower and no Lender shall have informed the Agent or the Borrower that such Lender has processed any such Lien or has notice thereof.

                  (f) No restrictions shall have been imposed on the convertibility or transferability of any currency by any Governmental Authority where ER Hong Kong or ER BVI is domiciled which the Agent deems in its business judgment will have an adverse impact on the ability of any Person constituting the Borrower to pay or perform the Obligations hereunder or under the other Loan Documents or to continue to operate its business.

                  Each borrowing hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this Section 4.2 have been satisfied.

                                   ARTICLE 5.
                              AFFIRMATIVE COVENANTS

                  Each Person constituting the Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to the Agent or any Lender hereunder, each Person constituting the Borrower shall and shall cause their respective Subsidiaries, other than SSG and Inactive Subsidiaries, to:

                  Section 5.1 Financial Statements, Budgets and Forecasts.

                  Furnish to the Agent (with sufficient copies for each Lender):

                  (a) as soon as available but in any event within 120 days of the end of each fiscal year of ERC US, (1) a copy of the consolidated and consolidating balance sheet of ERC US and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared internally by a Responsible Officer, (2) a copy of the consolidated balance sheet of ERC US and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, certified by and reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by BDO Seidman, LLP or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Agent; together with consolidating schedules which set forth columnar information for each of ERC US and its consolidated Subsidiaries (other than SSG) and SSG, an elimination column and the consolidated results for ERC US and its consolidated Subsidiaries, and in any event in substantially the same format as presented to the Agent by Ernst & Young, LLP for the fiscal year ended March 31, 2003, and (3) a compliance certificate by a Responsible Officer as to such financial statements being fairly stated in all material respects when considered in relation to the consolidated financial statements of ERC US and its consolidated Subsidiaries; and

                  (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of ERC US, the unaudited consolidated and consolidating balance sheet of ERC US and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of ERC US and its consolidated Subsidiaries for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous year, together with a compliance certificate by a Responsible Officer as to their being fairly stated in all material respects when considered in relation to the consolidated financial statements of ERC US and its consolidated Subsidiaries (subject to normal year-end audit adjustments); and

                  (c) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, the annual budget and any forecasts or projections of ERC US and its consolidated Subsidiaries (except in the case of the delivery of the financial statements for the fiscal year ending March 31, 2005, in which case said annual budget shall be due on or before July 31, 2005.

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  Section 5.2 Certificates; Other Information.

                  Furnish to the Agent (with sufficient copies for each Lender):

                  (a) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b), the following: (i) a certificate of a Responsible Officer of ERC US (A) stating that, to the best of such Officer's knowledge such Responsible Officer has obtained no knowledge of any Default or Event of Default, except as specified in such certificate and (B) showing the calculation of the financial covenants contained in Sections 6.11, 6.12 and 6.13 hereof and certifying the accuracy of such calculations; and (ii) an updated listing of all license agreements for intellectual property to which ERC US and/or any of its Subsidiaries is a party as licensor or licensee.

                  (b) within five Business Days after the same are sent, copies of all financial statements and reports which ERC US sends to its stockholders generally, and within five days after the same are filed, copies of all financial statements and reports which ERC US may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (c) within seven Business Days after the end of each Calculation Period and, in the event the Calculation Period becomes a seven day period pursuant to the definition of such term, by the Wednesday next following the end of each Calculation Period, (i) a Borrowing Base Certificate as of the last day of such Calculation Period which certificate shall include, inter alia, an accounts receivable aging report for each Person constituting the Borrower as of the end of the Calculation Period covered by such certificate, and (ii) a report with respect to each back to back letter of credit facility and each other credit facility of ER Hong Kong and ER BVI, giving notice of any failure of any issuer of any letter of credit under any such facility to honor a draw thereunder for any reason and notice of disputes with respect to any such letters of credit;

                  (d) promptly upon their becoming available to the Borrower, management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit;

                  (e) promptly after any Borrower determines that it intends to treat any of the Loans, Letters of Credit or related transactions as being a "reportable transaction" as provided in Section 3.23 (1) a written notice of such intention to the Agent, and (2) a duly completed copy of IRS Form 8886 or any successor form; and

                  (f) promptly, such additional financial and other information as the Agent from time to time reasonably may request.

                  Section 5.3 Payment of Obligations.

                  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Person constituting the Borrower or its Subsidiaries, as the case may be or except for amounts not exceeding $500,000, in the aggregate, incurred in the ordinary course of business but subject to Section 6.2.

                  Section 5.4 Conduct of Business and Maintenance of Existence.

                  Continue to engage in businesses related to the businesses now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 6.4; comply with all Contractual Obligations and Requirements of Law (excluding, for purposes of this subsection, Requirements of Law specifically addressed in other subsections of this Article 5) except, in the case of any Inactive Subsidiary, to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

                  Section 5.5 Maintenance of Property; Insurance.

                  Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; maintain with financially sound and reputable insurance companies (rated A or better by A.M. Best & Co.) insurance on substantially all its property (including, without limitation, inventory) in at least such amounts and against at least such risks (but including in any event general liability, product liability and business interruption) as is required by Agent in its reasonable business judgment and available in the marketplace; cause Agent to be a loss payee on all such insurance policies and furnish to the Agent proof reasonably satisfactory to the Agent of the annual renewal thereof (within 30 days of such renewal) and, upon written request, such other information as to the insurance carried as Agent may reasonably request. Such insurance policies that cover goods shall provide that the insurance company shall give Agent at least thirty (30) days' written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower shall affect the right of Agent to recover under such policy of insurance in case of loss or damage. Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose, following an Event of Default, of making, settling and adjusting claims under such policies of insurance, endorsing the name of the relevant Persons constituting the Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance.

                  Section 5.6 Inspection of Property; Books and Records; Discussions.

                  Keep proper books of record and account in which full, true and correct entries in conformity with prudent business practices and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Agent and each Lender during normal business hours and upon reasonable notice (unless an Event of Default has occurred and is continuing, in which case no such notice from the Agent or any Lender shall be required) to visit and inspect any of its properties, examine and make abstracts from any of its books and records and conduct asset/system reviews and/or appraisals, including, without limitation, up to two (2) field exams every fiscal year of ERC US during the term hereof to be performed by a third party acceptable to the Required Lenders and an annual inventory appraisal to be performed by a third party acceptable to the Required Lenders (all such asset/system reviews and appraisals, field exams and inventory appraisals to be at the Borrower's sole cost and expense, the cost of which shall be paid by Borrower on demand from the Agent) at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of any Person constituting the Borrower and its Subsidiaries with officers and employees of such Person and its Subsidiaries and with its independent certified public accountants.

                  Section 5.7 Notices. Promptly give notice to the Agent of:

                  (a) the occurrence of any Default or Event of Default of which the Borrower has knowledge;

                  (b) any (i) default or event of default under any Contractual Obligation of any Person constituting the Borrower or any of its Subsidiaries, other than SSG and Inactive Subsidiaries, or (ii) litigation, investigation or proceeding which may exist at any time between any Person constituting the Borrower or any of its Subsidiaries, other than SSG and Inactive Subsidiaries, and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting any Person constituting the Borrower or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the occurrence of any event having a Material Adverse Effect; and

                  (e) The failure of any Person which has issued one or more letters of credit in a face amount equal to or greater than $100,000 (or its equivalent in any currency), in the case of trade letters of credit, and $500,000, in the case of back to back letters of credit (or its equivalent in any currency), singly or in the aggregate to the Foreign Subsidiaries, as beneficiary, or for the account of any Foreign Subsidiary, to honor a draw under such letter of credit for any reason.

                  Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the relevant Person constituting the Borrower setting forth details of the occurrence referred to therein and stating what action such Person proposes to take with respect thereto.

                  Section 5.8 ERISA Compliance.

                  Comply with all the applicable provisions of ERISA now or hereafter in effect with respect to each of its Plans except where the failure to comply would not have a Material Adverse Effect. Notify the Lender of the following events, as soon as possible and in any event within thirty days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan; (ii) the occurrence of a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan, (iii) the institution of proceedings or the taking or expected taking of any other action by the PBGC or any Person constituting the Borrower or any ERISA Affiliate to terminate or withdraw or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan (as such terms are defined in ERISA), (iv) the failure of any Person constituting the Borrower or any ERISA Affiliate to make a required installment under Section 412 (m) of the Code or any other payment required under Section 412 of the Code on or before the due date or (v) the adoption of an amendment with respect to a Plan so that any Person constituting the Borrower or any ERISA Affiliate is required to provide security to the Plan under Section 401(a)(29) of the Code, and in addition to such notice, promptly deliver to the Lender a certificate signed by a Responsible Officer setting forth the details relating thereto, and the action that such Person and the ERISA Affiliate propose to take with respect thereto and when known, any action taken or threatened by the Internal Revenue Service or the PBGC, together with a copy of any notice to the PBGC or the Internal Revenue Service or any notice delivered by the PBGC or the Internal Revenue Service.

                  Section 5.9 Taxes and Claims.

                  Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it and which upon non-payment could become a Lien on any portion of its property, prior to the date on which penalties attach thereto; provided that, subject to any more restrictive provisions contained in the Loan Documents, Borrower shall not be required to pay or cause to be paid any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and for which adequate reserves are being maintained in accordance with GAAP; provided, however, Borrower shall immediately pay and discharge or cause to be paid and discharged any such contested taxes, assessments and governmental charges or levies in excess of $100,000 upon the commencement of any proceeding to foreclose, sell or otherwise execute on the Lien thereof.

                  Section 5.10 Environmental Matters.

                  (a) Borrower shall defend, indemnify and hold harmless the Agent and all Lenders from and against any and all Environmental Liabilities.

                  (b) Borrower shall not cause or permit (or allow any subtenant to cause or permit) (i) any real property owned or leased by it, or any part thereof, to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials in violation of the Environmental and Safety Laws.

                  (c) The provisions of this Section 5.10 shall be in addition to any other obligation and liability the Borrower may have to the Agent and the Lenders, and shall survive the transactions contemplated herein, the termination of this Credit Agreement and the repayment of all Obligations.

                  Section 5.11 Shipping Documents.

                  Upon reasonable request by Agent, (i) each of the Subsidiary Borrowers or any one or more of them as Agent shall direct from time to time, shall deliver the copies of all ocean or other bills of lading and other shipping documents (collectively, "Shipping Documents") for each shipment of goods made by or for any Subsidiary Borrower to ERC US, MI or any other Subsidiary or Person receiving goods (and acting on ERC US' behalf) to be sold by ERC US to be delivered to the Agent or any Person selected by Agent to act on its behalf (including without limitation any Lender) and/or (ii) upon the occurrence and during the continuance of an Event of Default, cause the Agent or any Person selected by Agent to act on its behalf (including without limitation any Lender) to be named on such Shipping Documents as a Person necessary to negotiate or effect a Transfer of such Shipping Documents or the goods covered thereby, and (iii) ERC US shall cause any other Person shipping goods to ERC US to take the actions described in clause (i) and (ii) of this Section 5.11.

                  Section 5.12 Significant Subsidiary.

                  Cause each Subsidiary which becomes a Significant Subsidiary after the Closing Date (if not already a Subsidiary Borrower) to become a party hereto by executing and delivering an Assumption Agreement to this Agreement. If any two (2) or more Inactive Subsidiaries (a "Significant Group") taken together would constitute a Significant Subsidiary, Borrower shall cause so many of such Inactive Subsidiaries to become a party hereto (by executing and delivering an Assumption Agreement to this Agreement) as is necessary to cause the remaining Person(s) in such group to cease to be a Significant Group.

                  Section 5.13 Waivers and Consents.

                  Borrower shall use reasonable efforts to obtain Waivers and Consents substantially in the form of Exhibit L hereto from each warehousemen/lessor of each location in the United States of America at which any Person constituting the Borrower maintains any Collateral (as defined in the Security Agreements) and which has not been obtained prior to the Effective Date.

                  Section 5.14 Lockbox Account.

                  ERC US shall maintain those lockbox and other deposit accounts and full cash dominion with PNC Bank, National Association (in that capacity, the "Depository") to which their customers will be directed to make payment on accounts and into which proceeds of collateral shall be promptly deposited, and shall maintain control agreements with the Depository and the Agent with respect to such deposit accounts providing for a first security therein in favor of the Agent for the benefit of the Lenders, all in form and substance satisfactory to the Required Lenders.

                                   ARTICLE 6.
                               NEGATIVE COVENANTS

                  Each Person constituting the Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to the Agent or any Lender hereunder, it shall not, and shall not permit any of their respective Subsidiaries, other than SSG, to, directly or indirectly:

                  Section 6.1 Limitation on Indebtedness.

                  Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness (i) in respect of the Loans, the Notes and other obligations of such Person constituting the Borrower under this Agreement and (ii) arising with respect to Hedging Agreements;

                  (b) Indebtedness of all Foreign Subsidiaries shall not exceed $95,000,000 in the aggregate, and any collateral pledged to secure such Indebtedness shall not exceed an amount in excess of 35% of the of such Indebtedness.

                  (c) ERC US may guarantee up to $5,000,000 (or its equivalent in other currencies) of the aggregate liability of any Foreign Subsidiary or other trade letter of credit facilities permitted by 6.1(b).

                  (d) ERC Intercompany Payable in the aggregate principal amount of $44,000,000 during the fiscal year ending March 31, 2006 plus an additional $3,000,000 for each fiscal year thereafter. ERC US shall not (i) at any time reduce the outstanding principal amount of the ERC Intercompany Payable to an amount that is less than $44,000,000 during the fiscal year ended March 31, 2006 plus an additional $3,000,000 for each fiscal year thereafter, and (ii) make any payment with respect thereto at any time during which an Event of Default has occurred and is continuing. None of ER Hong Kong, ER BVI or ER Macao shall effect a Transfer of the ERC Intercompany Payable.

                  (e) Unsecured Indebtedness not exceeding $500,000 and which has no negative pledge covenant of a Person which becomes a Subsidiary after the date hereof, provided that such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof;

                  (f) Capital Lease Obligations plus purchase money indebtedness existing on the Effective Date plus additional Capital Lease Obligations and purchase money indebtedness provided the aggregate amount of such additional Capital Lease Obligations and purchase money indebtedness does not increase in any fiscal year during the term of this Agreement by more than $500,000 over the amount thereof in the prior fiscal year; and

                  (g) Contingent Obligations in accordance with Section 6.3 of this Agreement.

                  Section 6.2 Limitation on Liens.

                  Create, incur, assume or suffer to exist any Lien upon any of its property, assets (including, without limitation, any Capital Stock of ER Hong Kong, ER BVI, MI, SSG, Emerson Global Limited or ER Macao) or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens securing the Obligations.

                  (b) Liens securing Indebtedness permitted by Section 6.1(f); provided, that, in the case of Liens securing Indebtedness permitted by Section 6.1(f) such Liens shall not encumber any property not financed by such Indebtedness, and in the case of any Liens permitted by Section 6.1(e), such Liens shall not encumber any property owned by any Person other than the new Subsidiary or any property not encumbered by such Lien at the time it was created, such Liens existed at the time such Person became a Subsidiary and were not created in anticipation of the acquisition, and any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary;

                  (c) Subject to Section 5.9, Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the relevant Person constituting the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens on inventory and equipment arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings provided, the Borrower shall give immediate written notice to the Agent of any action taken by the holder of any such Lien to foreclose or enforce such Lien and shall immediately pay and discharge the same upon notice from the Agent that in the Agent's business judgment such Lien impairs or may impair the Agent's security interest in, or the value of, any Collateral (as defined in any of the Loan Documents);

                  (e) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

                  (g) Liens listed on Schedule VII, provided that no such Lien is amended after the date of this Agreement to cover any additional property or to secure additional Indebtedness.

                  Notwithstanding the termination pursuant to the terms of any Intellectual Property Security Agreement of any Lien on any Intellectual Property of any Person constituting the Borrower, except upon payment in full of the Obligations and termination of the Commitments, no Person constituting the Borrower shall create, incur, assume or suffer to exist any Lien on any Intellectual Property owned by it except in favor of the Agent and the Lenders.

                  Section 6.3 Limitation on Contingent Obligations.

                  Create, incur, assume or suffer to exist any Contingent Obligation, except as permitted by this Agreement, including without limitation,
Section 6.1(b) and 6.1(c), provided, in any case those obligations are not otherwise prohibited under this Agreement.

                  Section 6.4 Limitations on Fundamental Changes.

                  Enter into any merger, consolidation or amalgamation, or (except in the case of Inactive Subsidiaries) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), reincorporate itself in any other jurisdiction, or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, make, in the case of any Subsidiary Borrower, any amendments to its organizational documents, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary of ERC US, other than ER Hong Kong or ER BVI, may be merged or consolidated with or into ERC US (provided that ERC US shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of ERC US other than SSG or any Inactive Subsidiary (provided that the wholly owned Subsidiary or Subsidiaries or the Subsidiary Borrower, if it is a party to such merger or consolidation, shall be the continuing or surviving corporation) and after giving effect to any of such transactions, no Default or Event of Default shall exist; and

                  (b) any wholly owned Subsidiary of ERC US other than the Foreign Subsidiaries may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to ERC US or any wholly-owned Subsidiary of ERC US other than SSG or any Inactive Subsidiary; and

                  (c) sales of assets in accordance with Section 6.5 of this Agreement.

                  Section 6.5 Limitation on Sale of Assets.

                  Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, tangible or intangible, (including, without limitation, Capital Stock of any Person constituting the Borrower (other than Capital Stock of ERC US or SSG, provided the provisions of Section 2.9(f) are complied with), receivables and leasehold interests), whether now owned or hereafter acquired, except:

                  (a) obsolete or worn out property and property no longer used or useful in such Persons' business disposed of in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business;

                  (c) the sale or discount without recourse of accounts receivable only in connection with the compromise thereof or the assignment of past-due accounts receivable for collection; and

                  (d) as otherwise contemplated by Section 6.4 of this Agreement.

                  Section 6.6 Limitation on Investments, Loans and Advances.

                  Purchase, hold or acquire beneficially any Capital Stock, other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make or permit to exist any investment or acquire any interest whatsoever in, any other Person, except:

                  (a) extensions of trade credit to customers in the ordinary course of business provided payment of such trade credit is made on normal business terms.

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                  (b) So long as no Event of Default shall have occurred and be continuing, ERC US may (i) acquire Capital Stock in SSG (provided such Capital Stock of SSG is acquired only with Capital Stock of ERC US and provided giving effect to any such acquisition shall not cause any Person who holds less than 10% (or such greater percentage as the Required Lenders may agree to in writing) of any class of Capital Stock of ERC US on the date hereof to hold more than 10% (or such greater percentage as the Required Lenders may agree to in writing) of any such class of Capital Stock of ERC US; (ii) prior to the Transfer of all of Borrower's Capital Stock of SSG, acquire (A) from Geoffrey Jurick Capital Stock of ERC US having a fair market value of not greater than $8,500,000 and (B) from any other Person that is not an Affiliate of ERC US Capital Stock of ERC US having a fair market value of not greater than $2,500,000, provided that the aggregate cash consideration paid by ERC US for the ERC US Capital Stock acquired pursuant to clauses 6.6(b)(ii)(A) and 6.6(b)(ii)(B) above shall not exceed $7,500,000; and (iii) after the Transfer of all of Borrower's Capital Stock of SSG, acquire (A) from Geoffrey Jurick Capital Stock of ERC US having a fair market value of not greater than $17,800,000 (inclusive of acquisitions from Geoffrey Jurick pursuant to clause 6.6(b)(ii)(A) above) and (B) from any other Person that is not an Affiliate of ERC US Capital Stock of ERC US having a fair market value of not greater than $2,500,000; provided that the aggregate cash consideration paid by ERC US for the ERC US Capital Stock acquired pursuant to clauses 6.6(b)(iii)(A) and 6.6(b)(iii)(B) above shall not exceed $18,500,000); provided, however, that the acquisitions described in clauses 6.6(b)(ii) and 6.6(b)(iii) above shall not be permitted unless the Borrower shall have (A) demonstrated to the Agent, on a pro forma basis, compliance after such acquisitions with the financial covenants set forth in Sections 6.11, 6.12 and 6.13 hereof and (B) in connection with Transfers from Geoffrey Jurick, delivered to Agent the minutes and authorizing resolution of independent directors of ERC US related thereto, together with any reports, pro forma financial statements or other information provided to said independent directors in connection with their consideration of the approval of such Transfers from Geoffrey Jurick, and such other information as the Agent may reasonably require.

                  (c) Permitted Investments, provided if the Person making the Permitted Investment is organized under the laws of any state of the United States of America, the District of Columbia, Puerto Rico, or any other territory or possession of the United States of America the Agent shall have been granted a first priority perfected security interest therein;

                  (d) capital contributions, loans and advances by ER Hong Kong, Emerson Global, Ltd., ER Macao and/or ER BVI to ERC US;

                  (e) loans and advances in the form of cash by any Person constituting the Borrower in an aggregate amount for all Persons constituting Borrower not to exceed $1,000,000 in outstanding principal amount at any time; and

                  (f) loans and advances between ER Hong Kong, Emerson Global, Ltd., ER Macao and ER BVI in the ordinary course of business.

                  (g) prior to the occurrence of an Event of Default, advances by any Person constituting the Borrower to Inactive Subsidiaries to pay charges imposed by Governmental Authorities related to the maintenance of such Inactive Subsidiary's corporate existence, such as annual filing and franchise fees and other minimal expenses necessary to maintain such Inactive Subsidiary in good standing.

                  Section 6.7 Limitation on Optional Payments and Modifications of Debt Instruments.

                  Make any optional payment or prepayment on or redemption, defeasance or purchase of any Subordinated Debt, or amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment or principal of or interest on, any such Indebtedness, other than any amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon.



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                  Section 6.8 Transactions with Affiliates.

                  Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not otherwise prohibited under this Agreement, and (b) upon fair and reasonable terms no less favorable to the relevant Person constituting the Borrower, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate. Transactions entered into pursuant to the agreements listed on Schedule X are permitted, provided in the case of the management agreements or other transactions with SSG, the net amount owed by SSG at any time shall not exceed $100,000.

                  Section 6.9 Fiscal Year.

                  Permit the fiscal year of the Borrower to end on a day other than March 31st of each year.

                  Section 6.10 Limitation on Conduct of Business.

                  Enter into any business either directly or through any Subsidiary except for businesses in which ERC US and its Subsidiaries are engaged on the date of this Agreement and business related to such existing businesses.

                  Section 6.11 Net Worth.

                  (a) Prior to the Transfer of Borrower's Capital Stock of SSG, permit Consolidated Net Worth at the end of any fiscal quarter of ERC US to be less than the sum of (a) $53,380,000, minus an amount equal to the actual consideration paid in respect of Permitted Additional Share Repurchases, not to exceed $7,500,000 plus (b) 50% of the aggregate, cumulative Consolidated Net Income (but excluding net losses for purposes of this calculation), if any, for each quarter occurring after the Closing Date.

                  (b) Subsequent to the Transfer of Borrower's Capital Stock of SSG, permit Consolidated Net Worth at the end of any fiscal quarter of ERC US to be less than the sum of (a) an amount equal to (i) 85% of (ii) an amount equal to the Consolidated Net Worth as shown in the financial statements (including, but not limited to, a balance sheet and income statement giving effect to said Transfer) accompanying the ERC US filing with the Securities and Exchange Commission (or analogous Governmental Authority) under "Form 8-K" (or comparable successor form), minus an amount equal the actual consideration paid in respect of Permitted Additional Share Repurchases, not to exceed $9,000,000 (inclusive of consideration paid prior to the Transfer of Borrower's Capital Stock of SSG) plus (b) 50% of the aggregate, cumulative Consolidated Net Income (but excluding net losses for purposes of this calculation), if any, for each quarter occurring after said Transfer; provided however that in no event shall the Consolidated Net Worth requirement as calculated pursuant to this Section 6.11(b) for the fiscal quarter ended immediately subsequent to said Transfer be less than the Consolidated Net Worth requirement as calculated pursuant to Section 6.11(a) hereof for the fiscal quarter ended immediately prior to said Transfer.

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                  Section 6.12 Fixed Charge Coverage Ratio.

                  Permit the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters preceding any date of determination to be less than
1.25 to 1.

                  Section 6.13 Senior Funded Debt to EBITDA.

                  (a) Permit the ratio of Senior Funded Debt of ERC US and its consolidated Subsidiaries to Consolidated EBITDA to be greater than the following thresholds: (i) 4.00 to 1.00 for the four consecutive fiscal quarters preceding June 30, 2005; (ii) 4.75 to 1.00 for the four consecutive fiscal quarters preceding September 30, 2005; (iii) 3.25 to 1.00 for the four consecutive fiscal quarters preceding December 31, 2005; (iv) 1.75 to 1.00 for the four consecutive fiscal quarters preceding March 31, 2006; (v) 2.60 to 1.00 for the four consecutive fiscal quarters preceding June 30, 2006; (vi) 3.85 to
1.00 for the four consecutive fiscal quarters preceding September 30, 2006;
(vii) 1.90 to 1.00 for the four consecutive fiscal quarters preceding December 31, 2006; (viii) 1.20 to 1.00 for the four consecutive fiscal quarters preceding March 31, 2007; (ix) 2.00 to 1.00 for the four consecutive fiscal quarters preceding June 30, 2007; (x) 3.00 to 1.00 for the four consecutive fiscal quarters preceding September 30, 2007; (xi) 1.50 to 1.00 for the four consecutive fiscal quarters preceding December 31, 2007; and (xii) 1.20 to 1.00 for the four consecutive fiscal quarters preceding March 31, 2008.

                  (b) The foregoing notwithstanding, upon the Transfer of the Capital Stock of SSG by Borrower, the Borrowers shall not permit the ratio of Senior Funded Debt of ERC US and its consolidated Subsidiaries to Consolidated EBITDA to be greater than the following thresholds: (i) 3.50 to 1.00 for the four consecutive fiscal quarters preceding June 30, 2005; (ii) 3.50 to 1.00 for the four consecutive fiscal quarters preceding September 30, 2005; (iii) 2.50 to
1.00 for the four consecutive fiscal quarters preceding December 31, 2005; (iv)
1.75 to 1.00 for the four consecutive fiscal quarters preceding March 31, 2006;
(v) 2.10 to 1.00 for the four consecutive fiscal quarters preceding June 30, 2006; (vi) 3.50 to 1.00 for the four consecutive fiscal quarters preceding September 30, 2006; (vii) 1.60 to 1.00 for the four consecutive fiscal quarters preceding December 31, 2006; (viii) 1.20 to 1.00 for the four consecutive fiscal quarters preceding March 31, 2007; (ix) 1.75 to 1.00 for the four consecutive fiscal quarters preceding June 30, 2007; (x) 2.95 to 1.00 for the four consecutive fiscal quarters preceding September 30, 2007; (xi) 1.60 to 1.00 for the four consecutive fiscal quarters preceding December 31, 2007; and (xii) 1.20 to 1.00 for the four consecutive fiscal quarters preceding March 31, 2008.

                  Section 6.14 Intentionally omitted.



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                  Section 6.15 ERISA Obligations.

                  Be or become obligated to the PBGC, in any material respect, other than in respect of annual premium payments.

                  Section 6.16 Restricted Payments.

                  Make any purchase, redemption or other acquisition of any Capital Stock of ERC US other than as permitted pursuant to Section 6.6(b) hereof. Make any other distribution to holders of the Capital Stock of ERC US, in their capacity as such, except for the issuance of Capital Stock of ERC US in transactions described in the parenthetical contained in Section 2.9(f)(ii) and pursuant to transactions contemplated by Section 6.6(b)(i).

                  Section 6.17. Anti-Terrorism Laws.

                  Each Borrower and their respective Affiliates and agents shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. The Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming Borrower's compliance with this Section 6.17.

                                   ARTICLE 7.
                                EVENTS OF DEFAULT

                  Section 7.1 Events of Default.

                  If any of the following events (each, an "Event of Default") shall occur and be continuing:

                  (a) (i) The Borrower shall fail to pay any principal of any Note or the Loans when due in accordance with the terms thereof or hereof; or (ii) the Borrower shall fail to pay any interest on any Note or the Loans, or any other amount payable hereunder, or any Person constituting the Borrower shall fail to pay any net amount due by it under any Lender Hedge Agreement, in each case within two (2) Business Days' after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by any Person constituting the Borrower or any other party to a Loan Document herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

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

                  (c) Any Person constituting the Borrower shall default in the observance or performance of any agreement contained in Article 6,
         Section 5.1, 5.2, 5.6, 5.7 or 5.11 or in any covenant or agreement in any Security Document, or in any covenant or agreement in any other Loan Document which has a grace period expressed with respect thereto; or

                  (d) Any Person constituting the Borrower or any other Party to a Loan Document shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in Sections 7.1(a), (b) or (c)) or any other Loan Document, and such default shall continue unremedied for a period of 30 days, provided, if such Event of Default is not a monetary Event of Default and is capable of cure and the relevant Person is diligently proceeding to cure such Event of Default, such Person shall have an additional thirty (30) days to effect such cure; or

                  (e) ERC US or any of its Subsidiaries, other than SSG, shall:

                           (1) default in any payment of principal of or
                  interest on any Indebtedness (other than the Notes) or in the payment of any Contingent Obligation in either case in excess of $500,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or

                           (2) default in the observance or performance of any
                  other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or

                  (f) (1) ERC US or any of its Subsidiaries, other than SSG, shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or ERC US or any of its Subsidiaries, other than SSG, shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against ERC US or any of its Subsidiaries, other than SSG, any case, proceeding or other action of a nature referred to in clause (1) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (3) there shall be commenced against ERC US or any of its Subsidiaries, other than SSG, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (4) ERC US or any of its Subsidiaries, other than SSG, shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2) or (3) above; or (5) ERC US or any of its Subsidiaries, other than SSG, shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

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

                  (g) One or more judgments or decrees shall be entered against ERC US or any of its Subsidiaries, other than SSG, involving in the aggregate a liability (not paid or fully covered by insurance) of $900,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (h) (i) Any Reportable Event, which the Required Lenders determine in good faith (which determination shall be final and conclusive) constitutes grounds for the termination of any Plan or Plans by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan or Plans, shall have occurred and be continuing thirty (30) days after written or telegraphic or telephonic notice to such effect shall have been given to the Borrower by the Agent; or (ii) a decision shall have been made by the Board of Directors (or any committee thereof), any authorized officer or other employee of any Person constituting the Borrower, or any trustee or trustees of any Plan or Plans to terminate any Plan or Plans or to file a termination notice with respect to any Plan or Plans; or (iii) a trustee shall be appointed by the appropriate United States District Court to administer any Plan or Plans, or any Plan or Plans shall be terminated; or (iv) PBGC shall institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans; or (v) any Person constituting the Borrower or any ERISA Affiliate shall fail with respect to any Plan or Plans to meet the minimum funding standards established in the Code, or shall obtain a waiver of such minimum funding standards; or (vi) any Person constituting the Borrower or any ERISA Affiliate shall completely or partially withdraw from a Plan; or (vii) any Person constituting the Borrower or any ERISA Affiliate shall make a decision to cease operations at a facility or facilities where such cessation would result in a separation from employment of more than 20% of the total number of employees who are participants under a Plan; where in the case of any one or more of the events described in the preceding clauses (i) through (vii) the aggregate outstanding amount of unfunded vested liabilities under such Plan if a single employer plan (including unfunded vested liabilities which arise or might arise as a result of the termination of or withdrawal from such Plan) or the allocable portion of such outstanding unfunded vested liabilities under a Multiemployer Plan shall exceed (either singly or in the aggregate in the case of any such liability arising out of one or more of the events described in the preceding clauses (i) through (vii) under more than one such Plan) 2% of the Consolidated Tangible Net Worth of ERC US and shall in good faith be determined by the Required Lenders (which determination shall be final and conclusive) to have a Material Adverse Effect; or

                  (i) A Change in Control shall occur; or

                  (j) Any Subsidiary of any Person constituting the Borrower shall take any action set forth in Article 6 which the Borrower has undertaken not to permit; or

                  (k) Any Subsidiary of any Person constituting the Borrower shall fail to take any action set forth in Article 5 which the Borrower has undertaken to cause and such failure shall not be remedied for a period of 30 days; or

                  (l) An Event of Default under (and as defined in) any other Loan Document shall occur; or

                  (m) ERC US shall cease to own all of the issued and outstanding Capital Stock of ER Hong Kong (other than the Director Share) or MI, or Paul Gullett, an individual with an office at Suite 3105, Hampton Court, The Gateway, 25-27 Canton Road, Kowloon, Hong Kong 1, or other nominee of ERC US reasonably acceptable to Agent, shall cease to own the Director Share as nominee for ERC US; or

                  (n) ER Hong Kong shall cease to own all the issued and outstanding Capital Stock of ER BVI; or

                  (o) any Person shall become a member of the Board of Directors of ER Hong Kong unless simultaneously with becoming a member of said Board of Directors such Person has delivered an ER Hong Kong Director Resignation to the Agent;

                  (p) Geoffrey P. Jurick shall cease to be the Chairman of the Board and Chief Executive Officer of ERC US or shall own less than 20% of its issued and outstanding common Capital Stock of ERC US; or

then, and in any such event, (A) if such event is an Event of Default specified in clause (1) or (2) of Section 7.1(f) above with respect to any Person constituting the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, any one or more of the following actions may be taken: (i) the Agent may (with the consent of the Required Lenders) and shall (upon the request of the Required Lenders), by written notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) the Agent may (with the consent of the Required Lenders) and shall (upon the request of the Required Lenders), by written notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable and (iii) the Agent may (with the consent of the Required Lenders) and shall (upon the request of the Required Lenders but subject to the provisions of Article 8), proceed to enforce the rights and remedies of the Secured Party under the Security Documents. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.



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

                                   ARTICLE 8.
                                    THE AGENT

                  Section 8.1 Actions.

                  Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the other Loan Documents and any other related instruments and, in the absence of other written instructions from the Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the last two sentences of this Section 8.1, comply in good faith except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, pro rata according to such Lender's Percentage (as defined in Schedule I), from and against any and all liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes, any of the other Loan Documents and any other related instruments, including, without limitation, the reimbursement of the Agent for all reasonable out-of-pocket expenses (including, without limitation, syndication costs and attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the obligations of the Borrower or any Lender under this Agreement, under any of the other Loan Documents or any other related instruments, in all cases as to which the Agent is not reimbursed by the Borrower; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of proper jurisdiction in a final proceeding to have resulted from the Agent's gross negligence or willful misconduct. The Agent shall not be required to take any action hereunder or under any other related instruments, or to prosecute or defend any suit in respect of this Agreement or any such instrument, unless indemnified to its satisfaction by the Lenders against costs, liability, and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. The Agent may delegate its duties hereunder to affiliates, agents or attorneys-in-fact selected in good faith by the Agent. Each Lender's obligation to indemnify the Agent as set forth above shall be unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Lender may have or have had against the Agent, any other Lender, the Borrower, any Subsidiary or any other Person.

                  Section 8.2 Exculpation.

                  The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its directors, officers, employees, or agents (collectively, the "Related Parties") shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement, the other Loan Documents or any other related instrument, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor shall the Agent or any Related Parties be responsible for any recitals or representations or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement, the other Loan Documents or any other related instruments, nor shall the Agent or any Related Parties be obligated to make any inquiry respecting the performance by the Borrower of its obligations hereunder or thereunder. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which, by the terms of this Agreement, the Agent is permitted or required to take or grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under this Agreement or any of the other Loan Documents until it has received instructions from the Required Lenders. No Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any of the other Loan Documents in accordance with instructions from the (i) Required Lenders, or (ii) all of the Lenders to the extent required hereunder.

                  Section 8.3 Successor.

                  The Agent may resign as such at any time upon at least ten
(10) Business Days' prior notice to the Borrower and all Lenders, and the Agent may be removed at any time by written notice from the Required Lenders. If the Agent at any time shall resign or be removed, the Required Lenders may appoint another Lender as a successor Agent. If the Required Lenders do not make such appointment within thirty days, the resigning or removed Agent shall appoint a new Agent from among the Lenders or, if no Lender accepts such appointment, from among commercial banking institutions or trust institutions generally; provided such successor agent shall be a domestic commercial bank having a combined capital and surplus in excess of $500,000,000 and, if not a Lender, shall be reasonably acceptable to ERC US (ERC US' approval not to be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon become the Agent hereunder and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request, and the resigning or removed Agent shall (i) be discharged from its duties and obligations under this Agreement and the other related instruments and (ii) entitled to the continued benefit of this Article 8 with respect to all actions taken by it prior to its removal or resignation.

                  Section 8.4 Credit Decisions.

                  Each Lender represents and acknowledges to the Agent that it has, independently of the Agent and each other Lender, and based on the financial information referred to in this Agreement and the other Loan Documents and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to enter into this Agreement. Each Lender also acknowledges that it will, independently of the Agent and each Lender, and based on such documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, the Loan Documents or any other related instruments.



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                  Section 8.5 Notices, etc. from Agent.

                  The Agent shall give prompt notice to each Lender of each notice or request given to the Agent by the Borrower or by the Agent to the Borrower pursuant to the terms of this Agreement. The Agent will promptly distribute to each Lender each instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

                  Section 8.6 Security Documents.

                  Each Lender hereby authorizes the Agent to enter into the Security Documents and to take all action contemplated thereby. Each Lender hereby confirms its agreement to be bound by the terms and conditions of the Security Documents. Each Lender agrees that no Lender shall have any right individually to seek to realize upon the collateral granted for the benefit of the Lenders pursuant to any of the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Agent and the Lenders upon the terms of the Security Documents.

                  Section 8.7 No Reliance on Agent's Customer Identification Program.

                  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Borrower, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other Laws.

                                   ARTICLE 9.
                                PURCHASING LENDER

                  Section 9.1 Purchasing Lender.

                  (a) Each Lender, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time may sell, assign and delegate to any Affiliate of such Lender and/or, with the consent of the Agent and ERC US (which in each case shall not be unreasonably withheld or delayed and shall not be required of ERC US after the occurrence during the continuance of an Event of Default), to one or more additional banks or financial institutions (each, a "Purchasing Lender") all or any part (but not less than $5,000,000 in aggregate of such Lender's rights and obligations under this Agreement, the Notes and the other Loan Documents (provided, that any such sale, assignment and delegation shall be made with respect to each Loan and the Commitment and Term Loan Commitment of such Lender hereunder) pursuant to an agreement ("Assignment and Acceptance") executed by the Purchasing Lender and such Lender. Such Assignment and Acceptance shall specify an effective date which is not less than five Business Days after the date of execution thereof.


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

Upon such execution, delivery, and acceptance, from and after the effective date determined pursuant to such Assignment and Acceptance and payment by the assigning Lender of a $3,000 administrative fee to the Agent for its own account with respect to each Purchasing Lender party to such Assignment and Acceptance,
(A) the Purchasing Lender thereunder shall be a party hereto and, to the extent of the Commitments assigned and Loans sold pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (B) the assigning Lender thereunder shall, to the extent of the Commitments assigned pursuant to such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustment of Commitments arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such assigning Lender under this Agreement and the Notes. On or prior to the effective date determined pursuant to such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the assigning Lender and Purchasing Lender in exchange for the surrendered Notes, new Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and otherwise shall be in the form of the Notes replaced thereby. The Notes surrendered by the assigning Lender shall be returned to the Borrower marked "replaced." The assigning Lender shall provide the Agent with a copy of each Assignment and Acceptance.

                  (b) If, pursuant to this Agreement, any interest in this Agreement or any other Loan Documents is assigned to any transferee, or a participation in any interest in this Agreement is given to a transferee, in either case which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans, (ii) to furnish to the transferor Lender, the Agent and the Borrower Form W-8ECI or W-8BEN (Ownership Exemption or Reduced Rate Certificate) (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new Form W-8ECI or W-8BEN upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  Section 9.2 Disclosure of Information.

                  Each Person constituting the Borrower authorizes the Lenders to disclose to any Purchasing Lender and any prospective Purchasing Lender any and all information relating to each Person constituting the Borrower and its Affiliates which has been furnished to the Agent and the Lenders by or on behalf of each Person constituting the Borrower; provided that any such Purchasing Lender agrees to keep any information relating to any Person constituting the Borrower received hereunder confidential except as may be required by any Requirement of Law.



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

                  Section 9.3 Pledges to Federal Reserve Bank.

                  Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

                                  ARTICLE 10.
                                  MISCELLANEOUS

                  Section 10.1 Amendments and Waivers.

                  (a) No amendment or waiver of any provision of this Agreement, or any of the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent, unless in writing and signed by all the Lenders, shall do any of the following: (A) waive any of the conditions specified in Section 4.1 (though the Agent alone may defer the fulfillment of such conditions until the date of the applicable borrowing),
(B) increase the amount or extend the term of the Commitments of the Lenders or subject the Lenders to any additional obligations, (C) reduce the principal of, or interest on, the Loans, the Reimbursement Obligations or any of the Notes, or reduce any fees payable hereunder, (D) postpone any date fixed for any payment in respect of principal of, or interest on, the Loans, the Reimbursement Obligations or any of the Notes, as the case may be, or fees payable hereunder,
(E) change any of the components which shall be required for the Lenders or any Lender to take any action hereunder, (i.e., the Percentage of the Commitments, or the aggregate unpaid principal amount of the Loans, or the number of Lenders), (F) release all or any substantial portion of the collateral subject to any Security Document except as contemplated by the Intellectual Property Security Agreements and, with respect to intellectual property, the Security Agreements executed and delivered by ERC US and Scott or (G) amend this Section 10.1; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders hereinabove required to take such action, affect the rights or duties of the Agent under this Agreement. Without derogating from the foregoing, no amendment to this Agreement shall be effective unless signed by each Person constituting the Borrower.

                  (b) The liability of each Person constituting the Borrower hereunder shall be absolute and unconditional irrespective of:

                  (1) any change in the time, manner, or place of payment or in any other term of, or any other amendment or waiver of, or any consent to departure from any of the Loan Agreement, any of the Loan Documents or any Obligations;



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

                  (2) any change in the name, Capital Stock, Certificate of Incorporation or by-laws, as the case may be, of any Person constituting the Borrower;

                  (3) the insolvency of, or the voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization or other similar proceedings affecting any Person constituting the Borrower or any of their respective assets; or

                  (4) any other circumstance or claim which might otherwise constitute a defense available to, or a discharge of, any Person constituting the Borrower in respect of the Obligations.

                  (c) No payment made by any Person constituting the Borrower, or received or collected by the Agent or any of the Lenders, from any Person constituting the Borrower by virtue of any action or proceeding or set-off or application at any time in reduction of or in payment of the Obligations shall be deemed to modify, release or otherwise affect the liability of any Person constituting the Borrower under the Loan Documents. Notwithstanding any such payments received or collected by the Agent or any of the Lenders in connection with the Obligations, each Person constituting the Borrower shall remain liable for the Obligations until all Obligations are paid in full. The joint and several obligation of each Person constituting the Borrower shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or the Lenders upon the insolvency, bankruptcy or reorganization of any Person constituting the Borrower or otherwise, all as though such payment had not been made.

                  (d) The obligations and liabilities of each Person constituting the Borrower hereunder shall not be released, discharged, limited or in any way affected by anything done, suffered or permitted by the Agent or Lenders in connection with any monies or credit advanced by the Agent or Lenders to any Person constituting the Borrower or any security therefor, including, without limitation, any loss of, or in respect of, any security received by the Agent or any of the Lenders from any Person constituting the Borrower. It is agreed that the Lenders and/or the Agent, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Person constituting the Borrower hereunder, may, without limiting the generality of the foregoing:

                  (1) grant time, renewals, extensions, indulgences, releases and discharges to any Person constituting the Borrower;

                  (2) take or abstain from taking security or collateral for the Obligations or from perfecting security or collateral for the Obligations;

                  (3) release, discharge, compromise or otherwise deal with (with or without consideration) any and all collateral, mortgages, indemnities, guaranties or other security given by any Person constituting the Borrower with respect to the Obligations;

                  (4) accept compromises from any Person constituting the Borrower;

                  (5) after an Event of Default, apply all monies at any time received from any Person constituting the Borrower or from any guaranties, indemnities or any collateral upon such part of the Obligations as the Lenders and/or Agent may see fit or change any such application in whole or in part from time to time as the Agent or such Lenders may see fit; or



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

                  (6) otherwise deal with each Person constituting the Borrower and all other Persons and collateral as the Lenders and/or Agent may see fit;

                  (e) neither the Agent nor any of the Lenders shall be bound or obligated to exhaust recourse against any Person constituting the Borrower or other Persons or any security, guarantee, indemnity, mortgage or collateral it may hold or take any other action before being entitled to payment from each Person constituting the Borrower hereunder and each Person constituting the Borrower hereby waives any requirement that would otherwise compel the Agent or the Lenders to do any of the foregoing.

                  Section 10.2 Notices.

                  Any notice, request, demand, direction or other communication (for purposes of this Section 10.2 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission). Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule XI hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 10.2. Any notice shall be effective:

                  (a) In the case of hand-delivery, when delivered;

                  (b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                  (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

                  (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

                  (e) In the case of electronic transmission, when actually received.


Any Lender giving a Notice to a Person constituting the Borrower shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice, provided that any notice, request or demand to or upon the Agent pursuant to Section 2.3, Section 2.5, Section 2.8, Section 2.9(a) or Section 2.10 shall not be effective until received. Any party may change its address for notices by notice to the other parties hereto in the manner provided in this subsection. Any notice to the Borrower or given by the Borrower shall be binding upon, and deemed received or given by, all Persons constituting the Borrower if given by any Person constituting the Borrower (in the case of notices from the Borrower) or delivered to any Person constituting the Borrower at the address set forth on
Schedule XI (or such other address noticed to the Lender as provided herein) and no separate notice to or by any other Person constituting the Borrower shall be necessary for the binding effect or deemed receipt of a notice to or by the Borrower.



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

                  Section 10.3 No Waiver; Cumulative Remedies.

                  (a) No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

                  (b) No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                  (c) The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  Section 10.4 Survival of Representations and Warranties.

                  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

                  Section 10.5 Payment of Expenses and Taxes. The Borrower shall:

                  (a) pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation and execution of, and any proposed or effective amendment, supplement or modification to, this Agreement and the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent;

                  (b) pay or reimburse the Agent and each Lender for all reasonable out-of-pocket costs and expenses incurred by each of them in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and each Lender;

                  (c) pay, indemnify, and hold the Agent and each Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents; and



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

                  (d) pay, indemnify, and hold the Agent and each Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, in tort or on any other ground), judgments, suits, reasonable out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, (i) this Agreement, the Notes, the other Loan Documents or any other documents contemplated by or referred to herein or therein, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan (including without limitation, any disbursement from the Escrow Fund with respect to the purchase or payment of any Convertible Debentures), (iii) any investigation, litigation or proceeding relating to any acquisition or proposed acquisition by ERC US or any of its Subsidiaries of all or a portion of the Capital Stock or all or substantially all of the assets of any Person, regardless of whether any Lender is a party thereto or (iv)any action taken or omitted to be taken by the Agent or any Lender with respect to any of the foregoing;


(all the foregoing, collectively, the "Indemnified Liabilities"), and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law; provided, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of the Agent or such Lender. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

                  Section 10.6 Successors and Assigns.

                  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Lenders, all future holders of the Notes and their respective successors and assigns, except that no Person constituting the Borrower may assign, transfer or delegate any of their rights or obligations under this Agreement without the prior written consent of the Lenders other than pursuant to the operation of law by reason of a transaction permitted by Section 6.4.

                  Section 10.7 Setoff/Sharing.

                  (a) In addition to any rights and remedies of the Agent and Lenders provided by law, each Lender shall have the right, without prior notice to any Person constituting the Borrower, any such notice being expressly waived by each Person constituting the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Person constituting the Borrower hereunder or under the Notes or the other Loan Documents (whether at the stated maturity, by acceleration or otherwise) to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency of such Lender to or for the credit or the account of any Person constituting the Borrower. Each Lender agrees promptly to notify the Borrower and Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  (b) Each of the Lenders agree among themselves that with respect to all amounts received by them which are applicable to the payment or satisfaction of all or part of the Loans or Reimbursement Obligations, interest thereon, any fees or any other amount payable hereunder or under the other Loan Documents, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Lenders in proportion to their respective Percentages, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or by the enforcement of their rights hereunder or under the other Loan Documents.

                  (c) If any Lender shall, through the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment or reduction of a proportion of the aggregate amount of the Loans or interest thereon due to such Lender, or any other amount payable hereunder, as the case may be, which is greater than the proportion received by any other Lender or Lenders in respect to the aggregate amount of any Loan or Reimbursement Obligation and interest thereon due such Lender, or with respect to any other amount payable hereunder, that Lender receiving such proportionately greater payment shall notify the other Lenders and the Agent of such receipt and purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such excess payment) in the Loans and Reimbursement Obligations held by the other Lender or Lenders so that all such recoveries of principal and interest with respect to the Loans shall be proportionate to each Lender's respective Percentage; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to the purchasing Lender to the extent of such recovery, together with a pro rata portion (based on the amount of each participation) of the interest thereon (or other amounts), if any, recovered from the purchasing Lender.

                  (d) The Borrower expressly consents to the arrangement described in this Section 10.7.

                  Section 10.8 Foreign Subsidiaries.

                  Notwithstanding anything to the contrary contained herein, the joint and several liability of the Foreign Subsidiaries and the Significant Subsidiaries which are formed in a jurisdiction outside the United States hereunder shall be limited to $5,000,000 of the Obligations outstanding on the Maturity Date or such earlier date (an "Accelerated Maturity Date") to which the maturity of the Obligations is accelerated pursuant to Section 7.1 (and whether denominated as principal, interest, Revolving Credit Loans, Term Loans, or otherwise). It is agreed that no payment of interest on, or principal of, the Revolving Credit Loans or Term Loans by any Person (whether or not a Foreign Subsidiary) prior to the Maturity Date or any Accelerated Maturity Date shall be counted towards, satisfy or discharge such $5,000,000 limit on liability provided, that, on the date the Term Loans, and all accrued and unpaid interest thereon, are paid in full, the Foreign Subsidiaries shall have no further liability for the Obligations. Nothing in this Section 10.8 shall (i) release or impair the validity of the Obligations, (ii) in any way affect or impair any Lien granted pursuant to any Security Document or any other Loan Document, (iii) in any way affect or impair the right of the Agent and the Lenders to foreclose the Security Documents or enforce any other Loan Documents pursuant to the terms thereof or (iv) impair or reduce the liability of ERC US or MI for the whole of the Obligations which liability is unlimited. The establishment of multiple accounts by Persons constituting the Borrower shall not derogate from their joint and several liability for the Obligations as limited by this Section 10.8.



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

                  Section 10.9 Judgment Currency/Withholding Tax.

                  (a) If for the purposes of obtaining a judgment in any court with respect to any obligation of any Person constituting the Borrower under this Agreement, the Notes or any other instrument or agreement executed and delivered by any Person constituting the Borrower in connection therewith it becomes necessary to convert into any other currency any amount in Dollars due thereunder, then such conversion shall be made at the buying spot rate of exchange for freely transferable Dollars at the close of business on the day before the day on which the judgment is given at the place where such court is located. If there is a change in such rate of exchange prevailing between the day before the day on which the judgment is given and the date of the payment thereof, the Borrower agrees to pay such additional amounts (if any) as may be necessary to insure that the amount paid on such date is the amount in such other currency which, when converted at such rate of exchange in effect on the date of payment, is the amount then due in Dollars. Any amount due under this
Section 10.9 will be due in Dollars. Any amount due under this Section 10.9 will be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sums due under or in respect of this Agreement, the Notes or any other instrument or agreement executed and delivered by any Person constituting the Borrower in connection therewith. In no event, however, shall the Borrower be required to pay more Dollars at such rate of exchange when payment is made than the amount of Dollars stated to be due.

                  (b) If any payment of the Obligations by any Subsidiary Borrower which is organized or located in a jurisdiction outside the United States of America is subject in such jurisdiction to any withholding or other tax, levy, impost, charge, fee, duty or deduction of any kind whatsoever (each, a "Foreign Tax"), the Borrower shall pay to the Agent or Lender, as the case may be, such additional amounts as will result in a net payment to the Agent or such Lender equal to the amount such payee would have received had no such Foreign Tax been imposed.

                  Section 10.10 Counterparts.

                  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  Section 10.11 Severability.

                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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

                  Section 10.12 Integration.

                  This Agreement represents the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  Section 10.13 Governing Law.

                  This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New Jersey.

                  Section 10.14 Submission To Jurisdiction; Waivers.

                  Each Person constituting the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to or arising out of this Agreement and the other Loan Documents to which it is a party, or the conduct of any party with respect thereto, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the Courts of the State of New Jersey, the courts of the United States of America for the District of New Jersey, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives to the fullest extent permitted by law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at the address set forth in Section 10.2 or at such other address of which the Lender shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.


                  Section 10.15 Acknowledgments.

                  Each Person constituting the Borrower hereby acknowledges that:


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

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

                  (b) it has not been advised by the Agent or any Lender or their respective counsel as to any tax or other financial implications or consequences of the transactions contemplated by the Loan Documents and each Person constituting the Borrower has made an independent analysis of, and decision with respect to, such matters, relying on its own legal counsel and other professionals. It is further acknowledged that the Agent, the Lenders and their respective counsel had and have no obligation to advise any Person constituting the Borrower with respect to any such matters.

                  (c) neither the Agent nor any Lender has any fiduciary relationship to any Person constituting the Borrower, and the relationship between the Agent and the Lenders, on one hand, and each Person constituting the Borrower, on the other hand, is solely that of debtor and creditor; and

                  (d) no joint venture exists among any Person constituting the Borrower, the Agent or any Lender.

                  Section 10.16 Waivers of Jury Trial.

                  EACH PERSON CONSTITUTING THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  Section 10.17 SSG.

                  Notwithstanding anything to the contrary contained herein, SSG is not a party hereto and is not obligated in anyway hereunder.

                  Section 10.18 Affirmation of Obligations

                  Upon the effectiveness of this Agreement, from and after the Effective Date: (a) the terms and conditions of the Original Credit Agreement shall be amended as set forth herein and, as so amended, shall be restated in their entirety, but only with respect to the rights, duties and obligations among Borrowers, the Lenders and the Agent accruing from and after the Closing Date; (b) this Agreement shall not in any way release or impair the rights, duties, Obligations or Liens created pursuant to the Original Credit Agreement or any other Loan Document (as defined therein) or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Effective Date and except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, Obligations and Liens are assumed, ratified and affirmed by each of the Borrowers and parties to the Loan Documents; (c) all indemnification obligations of the Borrowers and parties to the Loan Documents under the Original Credit Agreement and any other Loan Documents (as defined therein) shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of the Lenders, the Agent, and any other


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

Person indemnified under the Original Credit Agreement or any other Loan Document (as defined therein) at any time prior to the Effective Date, (d) the Obligations incurred under the Original Credit Agreement shall, to the extent outstanding on the Effective Date, continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such Obligations or any of the other rights, duties and obligations of the parties hereunder, and the terms "Obligations" as such term is used in the Loan Documents shall include the Obligations as increased, amended and restated under this Agreement; (e) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Agent (as defined therein) under the Original Credit Agreement, nor constitute a waiver of any covenant, agreement or obligation under the Original Credit Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby; (f) any and all references to the Original Credit Agreement in any Security Document or other Loan Document shall, without further action of the parties, be deemed a reference to the Original Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, restated, supplemented or otherwise modified from time to time, and any and all references to the Security Documents or Loan Documents in any such Security Documents or any other Loan Documents shall be deemed a reference to the Security Documents or Loan Documents under the Original Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, restated, supplemented or otherwise modified from time to time; and (g) the Liens granted pursuant to the Security Documents shall continue without any diminution thereof and shall remain in full force and effect on and after the Effective Date.

                  Section 10.19 USA Patriot Act.

                  Each Lender or assignee or participant of a Lender that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United states or foreign county, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Effective Date, and (2) as such other times as are required under the USA Patriot Act.


                  Section 10.20 Joinder to HK Subordination Agreement.

                  ER Macao, by its signature below, becomes a "Subordinated Creditor" under the HK Subordination Agreement with the same force and effect as if originally named therein as a Subordinated Creditor, and ER Macao hereby agrees to all the terms and provisions of the HK Subordination Agreement applicable to it as a Subordinated Creditor thereunder. Each reference to a "Subordinated Creditor" in the HK Subordination Agreement shall be deemed to include each ER Macao.




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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                         BORROWERS:

                                         EMERSON RADIO CORP

                                         By: /s/ Guy A. Paglinco
                                            ---------------------------------
                                                  Name:  Guy A. Paglinco
                                                  Title: VP-CFO

                                         MAJEXCO IMPORTS, INC.

                                         By: /s/ John J. Raab
                                            ---------------------------------
                                                  Name:  John J. Raab
                                                  Title: SVP-Int'l

                                         EMERSON RADIO (HONG KONG) LIMITED

                                         By: /s/ John J. Raab
                                            ---------------------------------
                                                  Name:  John J. Raab
                                                  Title: Director

                                         EMERSON RADIO INTERNATIONAL LTD.

                                         By: /s/ John J. Raab
                                            ---------------------------------
                                                  Name:  John J. Raab
                                                  Title: Director

                                         EMERSON RADIO MACAO
                                         COMMERCIAL OFFSHORE LIMITED

                                         By: /s/ John J. Raab
                                            ---------------------------------
                                                  Name:  John J. Raab
                                                  Title: Director

                                         LENDERS:

                                         PNC BANK, NATIONAL ASSOCIATION

                                         By: /s/ Jeffrey A. Blakemore
                                            ---------------------------------
                                             Jeffrey A. Blakemore
                                             Senior Vice President

                                         SOVEREIGN BANK

                                         By: /s/ Chris D. Wolfslayer
                                             --------------------------------
                                             Name:  Chris D. Wolfslayer
                                             Title: Vice President

                                         AGENT:

                                         PNC BANK, NATIONAL ASSOCIATION

                                         By: /s/ Jeffrey A. Blakemore
                                             --------------------------------
                                             Jeffrey A. Blakemore
                                             Senior Vice President

                  PRICING SCHEDULE


                  "Applicable Margin", in the case of Revolving Credit Loans, Term Loans, Swing Loans and the Applicable Fee Rate means for any date, the rates set forth below in the row opposite such term and in the column corresponding to the "Pricing Level" that applies at such date:

------------------- ----------------- ----------------- ----------------- -----------------
                    Level I           Level II          Level III         Level IV
------------------- ----------------- ----------------- ----------------- -----------------
Applicable          Plus 1.50%        Plus 2.00%        Plus 2.50%        Plus 3.00%
Eurodollar Margin
------------------- ----------------- ----------------- ----------------- -----------------
Applicable Base     0.0%              .50%              1.00%             1.50%
Rate Margin
------------------- ----------------- ----------------- ----------------- -----------------
Applicable Fee      .25%              .25%              .30%              .30%
Rate
------------------- ----------------- ----------------- ----------------- -----------------

         For purposes of this Pricing Schedule, the following terms have the following meanings:

         "Level I Pricing" applies at any date if the ratio of Senior Funded Debt to EBITDA on such date is less than 2.00:1.

         "Level II Pricing" applies at any date if (i) the ratio of Senior Funded Debt to EBITDA in effect on such date is less than 2.50:1 and (ii) Level I Pricing does not apply.

         "Level III Pricing: applies at any date if (i) the ratio of Senior Funded Debt to EBITDA in effect on such date is less than 3.00:1 and (ii) neither Level I Pricing nor Level II Pricing applies.

         "Level IV Pricing" applies at any date if, on such date, the ratio of Senior Funded Debt to EBITDA is equal to or greater than 3.00:1.00.




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